UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

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 Please join us for
our Annual Meeting
of Shareholders
April 26, 2017

March 17, 2017

Dear Fellow Shareholders:

You are cordially invited to join us for our 2017 Annual Meeting of Shareholders, which will be held on Wednesday, April 26, 2017, at 11:00 a.m. Central time at the Ameriprise Financial Center at 707 Second Avenue South in Minneapolis, Minnesota 55474. Holders of record of our common stock as of the close of business on February 28, 2017 are entitled to notice of and to vote at the meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. Even if you plan to attend in person, please submit a proxy promptly to ensure that your shares are represented at the meeting. You may submit your proxy by telephone or by Internet as described in the following materials. If you request that proxy materials be mailed to you and you don't submit your proxy by telephone or by Internet, you must complete and sign the proxy card enclosed with those materials and return it in the envelope provided. If you decide to change or revoke your proxy, you may do so by voting in person at the meeting or by submitting a timely later-dated proxy or a written revocation to our corporate secretary.

To be admitted to the annual meeting as a shareholder, you must bring an admission ticket, as explained starting on page 73 of the proxy statement.

We look forward to seeing you at the annual meeting and discussing the business of your Company with you.

Very truly yours,

JAMES M. CRACCHIOLO
 Chairman and Chief Executive Officer

Ameriprise Financial, Inc.
707 Second Avenue South
Minneapolis, Minnesota 55474

Notice of Annual Meeting of Shareholders

Items of Business
Date
Wednesday April 26, 2017 11:00 a.m. Central time	To elect the nine directors named in the proxy statement

Place	To approve the compensation of the named executive officers by a nonbinding advisory vote

Ameriprise Financial Center Market Garden — Skyway Level 707 Second Avenue South Minneapolis, Minnesota 55474	To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers

Record Date	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017

You can vote if you are a shareholder of record as of the close of business on February 28, 2017.	To transact such other business that may properly come before the meeting or any adjournment of the meeting

THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

March 17, 2017

Corporate Governance Highlights

Since we became a public company in 2005, our Board and its Nominating and Governance Committee have focused on corporate governance issues of interest to our shareholders.

•
Declassified board – all directors are elected annually

•
All of our directors are independent, except for our present chairman

•
Three of our nine directors are women

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Since 2014, three new directors have joined our board

•
Majority voting in uncontested elections, with a mandatory resignation required for any director who received less than a majority of the votes cast

•
No supermajority voting rights

•
Independent directors regularly meet without management

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Expanded proxy statement disclosure of the Audit Committee's oversight of our independent auditor

•
Statement of principles governing corporate political spending and annual report of spending available online

•
Directors, officers, and employees prohibited from hedging against a decline in the value of our stock

Summary of Voting Matters and Board Recommendations

Item		Board's Voting Recommendation	Page

	To elect the nine directors named in the proxy statement • Mr. Williams is standing for election for the first time since being appointed as a director effective as of September 6, 2016	For	24

	To approve the compensation of the named executive officers by a nonbinding advisory vote • Only independent directors serve on the Compensation and Benefits Committee • The committee has retained the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant and confirms FW Cook's independence from management and reviews its performance annually	For	30

	To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers • At our 2011 annual meeting, our shareholders voted to hold an annual nonbinding advisory vote to approve the compensation of the named executive officers • The Board is again recommending that our shareholders vote in favor of an annual nonbinding advisory vote to approve the compensation of the named executive officers	1 year	31

	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017 • Only independent directors serve on the Audit Committee • PricewaterhouseCoopers LLC has served continuously as the Company's external auditor since fiscal year 2011	For	32

Our Board recommends a "For" vote on each of the proposals and for a "1 Year" vote on Item 3 to be presented at this year's annual meeting of shareholders

i

Our Director Nominees

Name	Age	Director Since	Current Occupation	Independent	Audit	Compensation and Benefits	Executive	Nominating and Governance

James M. Cracchiolo	58	2005	Chairman and Chief Executive Officer Ameriprise Financial, Inc.				C

Dianne Neal Blixt	57	2014	Former Executive Vice President and Chief Financial Officer Reynolds American Inc.	✓	M

Amy DiGeso	64	2014	Former Executive Vice President, Global Human Resources The Esteé Lauder Companies Inc.	✓		M		M

Lon R. Greenberg	66	2011	Chairman Emeritus and Former Chairman and Chief Executive Officer UGI Corporation	✓	M	M

Siri S. Marshall	68	2005	Former Senior Vice President and General Counsel General Mills, Inc.	✓		M		M

Jeffrey Noddle	70	2005	Former Chairman SUPERVALU INC.	✓		C	M	M

H. Jay Sarles	72	2005	Private Investor and Former Vice Chairman Bank of America	✓	C		M	M

Robert F. Sharpe, Jr.	65	2005	Former President of Commercial Foods and Chief Administrative Officer ConAgra Foods, Inc.	✓		M	M	C

Christopher J. Williams	59	2016	Chairman, Chief Executive Officer and Founder The Williams Capital Group, L.P.	✓	M

C = Chairman
 M = Member

ii

Proxy Statement

General Information

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2017 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as "Ameriprise Financial," "Ameriprise," "the Company," "we," "our" or "us."

We are holding the 2017 annual meeting at 11:00 a.m. Central time, on Wednesday, April 26, 2017, at the Company's Minneapolis headquarters and invite you to attend in person. An admission ticket is required for the annual meeting. Please see additional information about how to attend the meeting starting on page 73. If you need special assistance at the meeting because of a disability, you may contact Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, by telephone at (612) 678-0106, by email at thomas.r.moore@ampf.com or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We have arranged for a live audio webcast of the 2017 annual meeting to be accessible to the general public on the Internet at ir.ameriprise.com.

We provide our shareholders with the choice of accessing the 2017 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may submit a proxy for your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The notice contains a 12-digit control number that you will need to submit a proxy for your shares. Please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about March 17, 2017.

Voting Information

Record Date

You may vote all shares that you owned as of February 28, 2017, which is the record date for the annual meeting. On February 28, 2017, we had 153,863,728 common shares outstanding at the close of business. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one of the following ways:

•
directly in your name as the shareholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans;

•
indirectly through a broker, bank, trustee, or other holder of record in "street name"; or

•
indirectly in the Ameriprise Financial, Inc. Stock Fund of our 401(k) plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending a Notice Regarding the Availability of Proxy Materials directly to you. As the holder of record, you have the right to submit your proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the meeting. If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.

Regardless of how you hold your shares, we invite you to attend the annual meeting. To attend the meeting, you must have been a shareholder at the close of business on the record date of February 28, 2017, and you will need to bring an admission ticket. If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page at ir.ameriprise.com.

How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our shareholders will receive will have information about submitting your proxy online but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the website where the proxy materials can be found. For more information about submitting your proxy by telephone, please see the next two sections.

Your Vote is Important. We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 11:59 p.m. Eastern time on Sunday, April 23, 2017, for shares held in the Ameriprise 401(k) plan and through 11:59 p.m. Eastern time on Tuesday, April 25, 2017, for all other shares. You may submit your proxy or vote in one of the following ways:

Submit Your Proxy By Telephone. You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for submitting your proxy at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to submit your proxy.

When you submit your proxy by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.

Submit Your Proxy By Internet. You may also submit your proxy by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet proxy submission using the 12-digit control number included in the notice. You may submit your proxy by the Internet 24 hours a day. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. If you hold your shares in street name, please follow the Internet proxy submission instructions in the Notice Regarding the Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you submit your proxy by the Internet.

Submit Your Proxy By Mail. If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

Vote at the Meeting. Submitting a proxy now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the meeting in person. All shares for which proxies have been properly submitted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without voting instructions for a proposal, your shares will be voted as the Board of Directors recommends for that proposal.

Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you:

  (1)
  submit a written revocation to our corporate secretary at the meeting;

  (2)
  submit a timely later-dated proxy or voting instruction form if you hold shares in street name;

  (3)
  provide timely subsequent telephone or Internet voting instructions; or

  (4)
  vote in person at the meeting.

Shares Held Under the Ameriprise Financial 401(k) Plan

If you participate in the Ameriprise Financial 401(k) Plan and invest in the Ameriprise Financial, Inc. Stock Fund, your proxy card includes shares that the plan has credited to your account. To allow sufficient time for the plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time, on Sunday, April 23, 2017. If the plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Votes Required for Proposals			How We Count Votes

Item		To elect directors and adopt the other proposals, the following proportion of votes is required:	Routine/ Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes

	To elect the nine directors named in the proxy statement	Under the majority voting standard, in an uncontested election, a nominee must receive a number of "For" votes that exceeds 50% of the votes cast (excluding abstentions)*	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

	To approve the compensation of the named executive officers by a nonbinding advisory vote	The affirmative vote of a majority of the votes cast	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

	To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers	The affirmative vote of a majority of the votes cast	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017	The affirmative vote of a majority of the votes cast	Routine	No effect; not included in numerator or denominator.	Broker non-votes do not occur with respect to routine matters.

The Board of Directors recommends that you vote "FOR" each of the nominees in Item (1), "FOR" Items (2) and (4) and for a "1 Year" vote on Item 3. Properly submitted proxies will be voted "FOR" each such Item unless otherwise specified.

*
If an uncontested incumbent nominee for director does not receive an affirmative majority of "For" votes, he or she will be required to promptly tender his or her resignation to the Board. The independent Nominating and Governance Committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board's decision with respect to his or her tendered resignation.

Quorum and Required Vote

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the voting power of the shares entitled to vote at the meeting are either present in person or represented by proxy at the meeting.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The rules of the New York Stock Exchange make all of the proposals to be considered at the annual meeting non-routine items except for the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for Items (1), (2) and (3) can't exercise discretion to vote their clients' shares. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

How We Count Votes. In determining whether we have a quorum for the annual meeting, we count abstentions and broker non-votes as present and entitled to vote. For your convenience, we have provided the chart on the previous page to show whether each item being voted on is routine or non-routine under the rules of the New York Stock Exchange. The chart also shows how abstentions and broker non-votes will be treated in determining the outcome of voting on each item.

Multiple Shareholders Sharing the Same Address

For those shareholders requesting paper proxy materials who share a single address and would like to receive only one annual report and proxy statement at that address, please contact our corporate secretary. This service, known as "householding," is designed to reduce our printing and postage costs. If after signing up for householding any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page one under "General Information."

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D.F. King $20,000 plus expenses for these services.

Corporate Governance

This section highlights our corporate governance program. We provide details about these and other corporate governance policies and practices in other sections of the proxy statement and on our website on the Corporate Governance page at ir.ameriprise.com.

Requests for Copies of Materials

You may request copies of any of the documents referred to in this section of the proxy statement by calling Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, at (612) 678-0106. You may also write to him by email at thomas.r.moore@ampf.com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We'll provide the copies at no cost to you.

Director Independence

Our Board, acting upon the recommendation of its Nominating and Governance Committee, has affirmatively determined that the following directors have no material relationship with the Company and are therefore independent under the corporate governance listing standards of the New York Stock Exchange: Dianne Neal Blixt, Amy DiGeso, Lon R. Greenberg, Siri S. Marshall, Jeffrey Noddle, H. Jay Sarles, Robert F. Sharpe, Jr. and Christopher J. Williams.

Our only non-independent director and the only Company officer serving on the Board is Mr. Cracchiolo, our chairman and chief executive officer.

Independence of Committee Members

As required by the rules of the New York Stock Exchange, only independent directors serve on these standing committees of the Board: Audit; Compensation and Benefits; and Nominating and Governance. Members of the Audit Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee also meet the independence standards for "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and are considered "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

On the Board's Executive Committee, Mr. Cracchiolo serves as the committee's chairman and the chairmen of the three other standing committees serve as the Executive Committee's other members. The corporate governance rules of the New York Stock Exchange do not require that all members of the Executive Committee be independent directors.

Categorical Standards of Director Independence

Upon the recommendation of its Nominating and Governance Committee, the Board has approved categorical standards of director independence. These categorical standards: assist the Board in making its independence determinations; provide investors with an adequate means of assessing the quality of the Board's independence; and avoid the excessive disclosure of immaterial relationships. The Board's categorical standards of independence are posted on our website on the Corporate Governance page at ir.ameriprise.com. The categorical standards generally classify as "not material": relationships with our Company arising in the ordinary course of business; relationships with companies of which a director is a shareholder or partnerships of which a director is a partner; contributions made or pledged to charitable organizations with which a director has a relationship; certain familial relationships; and certain social and other relationships. In addition to the New York Stock Exchange's standard independence tests, the Nominating and Governance Committee applied the categorical standards of independence when making its recommendations regarding director independence to the Board of Directors. In making these independence recommendations, the Nominating and Governance Committee considered all relationships and transactions between the director and the Company as described in questionnaires completed by each director and in materials provided by management, which may include transactions discussed in this proxy statement and relationships not considered material under the categorical standards of independence approved by the Board.

Committee Charters

The Board's Audit, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange's corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our website on the Corporate Governance page at ir.ameriprise.com and additional information about each committee is contained in the sections following this summary.

The Executive Committee also operates under a written charter that is approved by the Board of Directors. The Executive Committee's charter is posted on our website at the same location as the other committee charters.

Internal Audit Function

The Company has an internal audit function that is supervised by our general auditor. The Audit Committee reviews the appointment and replacement of the general auditor. The Audit Committee also annually reviews the performance and compensation of the general auditor. The general auditor reports regularly to the Audit Committee, including in executive sessions where he is the only officer present.

Audit Committee Financial Experts

The Board has determined that Ms. Blixt and Messrs. Greenberg and Sarles are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that all Audit Committee members are financially literate, as that term is interpreted by the Board in its business judgment.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board. The Board may decide, however, that such an executive session is not required at a particular Board meeting.

Presiding Director

The Company's Corporate Governance Guidelines provide that the then serving chairman of the Nominating and Governance Committee shall act as the Board's presiding director, with the following duties: preside over executive sessions of the non-management and independent directors; serve as the principal liaison between the Board and the Company's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

Mr. Sharpe currently serves as the Board's presiding director.

Communications from Shareholders and Other Interested Parties

Shareholders and other interested parties may make their concerns known to the independent directors by communicating directly with the presiding director or another director via the Company's corporate secretary. You can find more information about how to communicate with our independent directors on page 10 of this proxy statement, under the caption "Communicating with Directors."

Our Board's Leadership Structure

Our Board of Directors determines which leadership structure best serves its needs and those of our shareholders. Currently, Mr. Cracchiolo serves as both the chairman of the Board of Directors and the chief executive officer of the Company. Mr. Sharpe, the chairman of the Board's Nominating and Governance Committee, currently serves as the Board's presiding director.

The Board believes that Mr. Cracchiolo's service as both chairman and chief executive officer has the following advantages for the Company given the specific characteristics or circumstances of the Company. Mr. Cracchiolo provides proven leadership ability, strong communication skills, and a deep understanding of the Company, the financial services industry, and the Company's long-term strategic direction. The chairman is often required to speak on behalf of the entire Board to shareholders, regulators, and other stakeholders and therefore must engender the trust and respect of the entire Board. As the leader of the Board, Mr. Cracchiolo must also be able to maintain an atmosphere of collegiality, encourage open and vigorous discussion and debate during Board meetings, and promote fairness in considering the views and opinions of all directors.

Recognizing that the Company's or the Board's circumstances may change, the Board has no policy with respect to the separation of the roles of the chairman and chief executive officer. As stated in our Corporate Governance Guidelines, "The Board believes that this issue is part of the succession planning process, which is overseen by the Compensation and Benefits Committee, and that it is in the best interests of the Company to make a determination when it elects a new chief executive officer."

The Board recognizes that the Company's and Board's circumstances may change in the context of CEO succession planning and that having a separate chairman and CEO is an option that the Board will consider carefully in those circumstances.

The role of the Board's presiding director is an important part of the Board's leadership structure. At other companies, this role may be called a "lead director." Our Corporate Governance Guidelines assign the following duties to the presiding director: preside over executive sessions of non-management and independent directors; serve as principal liaison between the Board and the chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

In addition to the presiding director, our Board has adopted a number of procedures and policies designed to preserve the effectiveness of the independent directors and the transparency of Board operations. For example, each Board agenda includes an executive session of the independent directors, although those directors may decide that one is not needed. Any director is free to suggest agenda items, to request additional time for an agenda topic, or to request information from management. The independent directors also have regular access to members of management other than the chief executive officer. In advance of each regular Board meeting, the corporate secretary asks the independent directors to submit any questions or topics that they would like the chairman and chief executive officer to address at the meeting.

Our Board's Role in Risk Oversight

It is the job of our chief executive officer, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our Board plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of its Audit Committee, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management, the general auditor, and the independent auditors the Company's enterprise-wide risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Some aspect of risk management and oversight is discussed at virtually every Audit Committee meeting. The Audit Committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

As a diversified financial services company, our business is subject to a number of risks and uncertainties, which are described in detail in our Form 10-K for the year ended December 31, 2016, which is included as part of our 2016 Annual Report to Shareholders. The Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions. Because four of our eight independent directors serve on the Audit Committee, a significant portion of the independent directors is closely and regularly involved in the risk oversight function.

Directors who do not serve on the Audit Committee have access to the Committee's meeting materials,

including draft minutes for each Audit Committee meeting. The chairman of the Audit Committee reports to the entire Board on the Audit Committee's activities and decisions. In addition, each presentation to the Audit Committee or the Board on any significant matter is preceded by an executive summary that includes a section devoted to risk management issues. This section is intended to focus the attention of the Audit Committee and the Board on key risk topics and management's related risk management strategies and processes. As part of its ongoing responsibilities, the Audit Committee reviews and assesses the quality and clarity of the risk management information provided to it and, if necessary, makes recommendations to management for improving this information reporting.

Because we are in a highly regulated industry, the Audit Committee and the Board receive regular reports of examination from our regulators. In part, these reports address risk management topics and, as needed, the Audit Committee and the Board will respond in writing to risk management or other issues raised in the reports. In order to confirm that it is receiving candid and complete information on risk management and other topics, the Audit Committee holds regular separate executive sessions with members of executive management, our independent auditors, and our general auditor.

In response to emerging best practices and regulatory guidelines, the Audit Committee and the Compensation and Benefits Committee have received reports on risks related to our incentive compensation plans across the Company. The committees will continue to receive such reports as needed. These plans cover officers and employees who are not executive officers. We discuss this subject in more detail in the section of the Compensation Discussion and Analysis captioned "Risk and Incentive Compensation" beginning on page 50.

In the preceding section of the proxy statement, we explained our Board's leadership structure. Our chairman and chief executive officer is ultimately responsible for the effectiveness of the Company's risk management processes and is an integral part of our day-to-day risk management processes. He also attends each Audit Committee meeting, except in extraordinary circumstances unrelated to that meeting's agenda. As a result, his ability to lead our enterprise risk management program and to assist in the Board's oversight of that program improves the effectiveness of both the Board's leadership structure and its oversight of risk.

Our Board's Role in Strategic Planning

Ameriprise has a strategic Long-Range Plan that guides how we lead the Company to maximize long-term shareholder value creation, deliver competitively differentiated value to our clients, and attract and retain talent. Each year, our executive team revisits and updates that plan as appropriate to address changes in the external and competitive environment, as well as internal capabilities. Our Board of Directors plays an important role in our strategic planning process as well. Each year, we hold detailed discussions with the Board on the Long-Range Plan at our annual long-range planning offsite meeting, as well as throughout the year as appropriate.

In addition, the Long-Range Plan guides the development of our annual operating plan and budgets. Throughout the year, management and the Board hold regular discussion on the business performance and progress on the annual plan and what we are looking to accomplish in the context of our Long-Range Plan. Corporate and individual performance goals and metrics are defined and used to inform and determine executive long-term incentive awards by the Compensation and Benefits Committee, as explained in detail beginning on page 38 of this proxy statement.

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders, provided that the requirements explained on page 14 under the caption "Director Nomination Process" are satisfied.

Annual Performance Evaluation Process for the Board and its Committees

The Nominating and Governance Committee oversees an annual performance evaluation process for the Board of Directors and the Audit, Compensation and Benefits, and Nominating and Governance Committees. The process is intended to determine whether the Board and its committees are functioning effectively.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Codes of Conduct

We have adopted a Global Code of Conduct to guide ethical business behavior and decision-making. The Code applies to all of our officers, employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Global Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company, except as otherwise provided by the laws of a foreign jurisdiction.

The Board of Directors has adopted a Code of Business Conduct for Members of the Board of Directors of Ameriprise Financial, Inc. This Code is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to foster a culture of openness and accountability.

Both of these Codes are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each annual meeting of shareholders. At our 2016 annual meeting of shareholders, all directors then serving were in attendance, with the exception of Mr. Turner, who was not standing for re-election.

Majority Voting for Directors

Our By-Laws provide for majority voting for directors in uncontested elections. The plurality standard will be used in the case of contested elections. We anticipate that the election of directors to be held at the meeting will be uncontested, and therefore the majority voting standard will apply. We have provided additional information about the By-Law provisions governing majority voting for directors beginning on page three of this proxy statement, in the table titled "Votes Required for Proposals."

Director Qualifications and Board Policies

The Board of Directors has determined that directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities.

Directors should possess integrity, energy, forthrightness, analytical skills and the commitment to devote the necessary time and attention to the Company's affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Nominating and Governance Committee will consider whether the candidate has served as the chief executive officer, chief financial officer or other executive officer of a public company with significant policy-making or operational responsibility. The Committee also evaluates a candidate's manifest potential to significantly enhance the effectiveness of the Board and its committees. Experience in an area that is directly relevant to one or more of our business segments is also an important consideration.

The committee considers these specific qualities or skills as being necessary for one or more directors to possess:

•
A majority of directors must satisfy the independence standards established by the New York Stock Exchange;

•
Enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•
Directors are expected to possess the skills, experience, and professional background necessary to gain a sound understanding of our strategic vision, mix of businesses, and approach to regulatory relations and enterprise risk management; and

•
The Board as a whole must possess a mix and breadth of qualities, skills, and experience that will enable it and its committees to promote the best interests of the Company and its shareholders and to address effectively the risk factors to which the Company is subject.

Independent directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of five times the amount of the current annual cash retainer upon attainment is recommended for each director. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. Directors are expected to attain this ownership threshold within five years of joining the Board. We disclose the dollar value of each outside director's equity holdings as of February 28, 2017, on page 22. All directors who have served on the Board for more than five years are in compliance with our ownership threshold.

Board Diversity

Our Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board's Nominating and Governance Committee to review the qualifications of the directors and the composition of the Board as a whole periodically. This assessment includes not only the independence of the directors, but also consideration of required minimum qualifications, diversity, age, skills, and experience in the context of the needs of the Board. Our Corporate Governance Guidelines provide that the Board will establish the number of directors based on the recommendations of its Nominating and Governance Committee, which will consider, among other factors: the Board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

Whenever the Nominating and Governance Committee engages a search firm to identify potential director candidates, the committee instructs the firm that diversity considerations are highly important. Similarly, whenever the committee considers candidates identified by other directors or shareholders, the same considerations apply. Because our Board of Directors is relatively small, it may not always be possible to recruit a director who has the skills and experience needed by the Board at that time and who also enhances the diversity of the Board. Nevertheless, considerations of gender, racial, and ethnic diversity will continue to be important factors in identifying and recruiting new directors. The Board of Directors believes that maintaining and enhancing the Board's diversity are important corporate governance goals.

Communicating with Directors

The Board of Directors has provided a means by which shareholders or other interested parties may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone, should be directed to the Company's corporate secretary, who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Company's corporate secretary, may not be forwarded to the directors.

If a shareholder or other interested party wishes to communicate a concern to the chairman of the Audit Committee about our financial statements, accounting practices, internal controls or business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Audit Committee in care of our corporate secretary. If the concern relates to our executive compensation program, the concern should be submitted in writing to the chairman of the Compensation and Benefits

Committee in care of our corporate secretary. If the concern relates to our governance practices, the concern should be submitted in writing to the chairman of the Nominating and Governance Committee in care of our corporate secretary. If the shareholder or other interested party is unsure as to which category his or her concern relates, he may communicate it to any one of the independent directors in care of our corporate secretary. The contact information for the Company's corporate secretary is provided on page one under "General Information."

Our "whistleblower" policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to our ethics hotline, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise Financial. An ethics specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit Committee.

Board and Committee Meetings

During 2016, the Board of Directors met eight times. All of our directors attended 86% or more of the meetings of the Board and Board committees on which they served in 2016.

Membership on Board Committees

This table lists our four standing Board committees, the directors who currently serve on them, and the number of committee meetings held in 2016.

Audit	Compensation and Benefits	Executive	Nominating and Governance

Mr. Sarles(1)	Mr. Noddle(2)	Mr. Cracchiolo(2)	Mr. Sharpe(3)

Ms. Blixt(4)	Ms. DiGeso	Mr. Noddle	Ms. DiGeso

Mr. Greenberg(4)	Mr. Greenberg	Mr. Sarles	Ms. Marshall

Mr. Williams(5)	Ms. Marshall	Mr. Sharpe	Mr. Noddle

	Mr. Sharpe		Mr. Sarles

Number of meetings held in 2016

11	7	1	2

(1)
chairman and audit committee financial expert

(2)
chairman

(3)
chairman and presiding director

(4)
audit committee financial expert

(5)
Mr. Williams was appointed as an Audit Committee member as of October 5, 2016.

Compensation and Benefits Committee

Under its written charter, the Compensation and Benefits Committee's primary purposes are to: establish the philosophy and objectives that will govern our compensation and benefits programs; oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers; recommend for approval by the Board of Directors or the shareholders incentive and equity-based compensation plans; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid executive officers. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

The committee is also responsible for oversight of the incentive compensation plans throughout the Company, to the extent and in the manner set forth in relevant regulatory guidance or rules and for recommendations to the Board on matters related to nonbinding advisory votes of shareholders to approve the compensation of the named executive officers, submitted as Item 2 of this proxy statement, and the frequency of those votes, submitted as Item 3 of this proxy statement.

Among other matters, the committee exercises ultimate authority with respect to: the compensation and benefits of our chief executive officer and other executive officers; the approval of grants and awards of equity-based and other incentive awards to our chief executive officer and other executive officers and to employees below the executive officer level; and the engagement, oversight, compensation, and termination of the committee's compensation consultant.

While the Compensation and Benefits Committee oversees our executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-management directors and make recommendations on such matters to the Board of Directors for approval. We provide information about the compensation of our outside directors beginning on page 17.

The Compensation and Benefits Committee has the authority under its charter to: retain independent legal or other advisors; ask us to provide the committee with the support of one or more of our officers or employees to assist it in carrying out its duties; and request any of our officers or employees or those of our outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee has the authority to determine the appropriate amount of funding to be provided by us for the payment of the compensation of any compensation consultant or other advisor engaged by the committee and for the payment of any administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee has the authority to delegate its authority to one or more subcommittees, including to the committee chairman, who may act on behalf of the committee during the intervals between meetings.

Depending on the nature of the authority being delegated, a subcommittee may have to consist of a minimum of two members due to certain federal securities and tax law requirements.

The committee may also delegate its authority to one or more of our officers or employees to the extent permitted by federal securities and income tax laws, Delaware law, the rules of the New York Stock Exchange or applicable governing compensation plan documents.

The committee has delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

The Role of Executive Officers. Our executive officers play the following roles in recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the committee's duties, including total compensation tally sheets and other summaries of executive officers' total compensation; proposing the adoption of new or amended compensation or benefits plans; the chief executive officer will make recommendations to the committee for consideration regarding compensation actions for executive officers other than himself; our chief human resources officer will discuss survey and benchmarking data related to executive compensation and other topics of interest to the committee; and our chief financial officer will discuss and explain the setting and calculation of financial performance goals for certain executive compensation plans. No executive officer has the authority to approve his or her compensation or to make equity-based grants to himself or herself, or to any other executive officer.

The Committee's Independent Compensation Consultant. The Compensation and Benefits Committee currently uses the firm of Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. The committee maintains a Compensation Adviser Policy, which addresses the following topics: the relationship between the committee and its compensation advisers; the criteria that the committee uses to select its consultant; the consultant's duties; how the committee evaluates its compensation consultant; the factors that the committee will apply in determining whether its consultant is independent of the Company's management; and the related disclosure to be provided to our shareholders. We have posted the committee's Compensation Adviser Policy on our website on the Corporate Governance page at ir.ameriprise.com. You can request a copy of the Compensation Adviser Policy by writing to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, 1098 Ameriprise Financial Center, Minneapolis, MN 55474. You may also email him at thomas.r.moore@ampf.com. He will send you a copy of the policy without charge.

Under the committee's charter, the engagement letter between FW Cook and the committee, and the Compensation Adviser Policy, the committee is responsible for the appointment, oversight, amount of compensation, evaluation, retention, and termination of its compensation consultant. FW Cook works for and reports directly to the committee, not the Company's management, with respect to executive compensation matters. The committee recognizes that its consultant will necessarily work with representatives of management on executive compensation and other matters within the scope of the committee's responsibilities. When doing so, however, FW Cook will act as the committee's representative and solely on the committee's behalf.

In its capacity as the committee's consultant, FW Cook provided the following services, among others: advice and guidance with respect to trends and issues related to executive compensation; assisting the committee in benchmarking competitive compensation, including the composition of a peer group to be used as a market check or reference point in reviewing proxy compensation data; assisting the committee in developing an executive compensation philosophy and program suited to our business strategy and goals; and preparing reports and analyses for the committee's meeting materials. One or more representatives of FW Cook attend committee meetings as needed.

At a committee meeting held on February 23, 2017, the committee confirmed that FW Cook continues to be independent of the Company's management, in light of the independence standards established in the committee's Compensation Adviser Policy. Before reaffirming FW Cook's continued independence the committee considered any other factors it deemed relevant and the following six specific factors contained in a Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards: the provision of other services to Ameriprise by FW Cook; the amount of fees received during 2016 from Ameriprise by FW Cook as a percentage of FW Cook's 2016 total revenue; FW Cook's policies and procedures designed to prevent conflicts of interest; any business or personal relationship between a member of the FW Cook engagement team with a member of the committee; any Ameriprise Financial stock owned by FW Cook or by any member of the Ameriprise consulting team or their immediate family members; and any business or personal relationship of FW Cook or any other employee of FW Cook with an executive officer of Ameriprise Financial. Based on this review and FW Cook's responses, the committee determined that no conflict of interest exists that would preclude FW Cook from independently representing the committee.

At its meeting held on February 23, 2017, the committee also reviewed and discussed FW Cook's performance in executive session, without representatives of FW Cook present.

Finally, the Committee reviewed written independence statements submitted by two law firms retained by management with respect to matters considered by the committee.

Reporting to the Board. The committee chairman reports to the entire Board regarding each committee meeting. When appropriate these reports and related discussion are conducted in executive session, without management present. Before the committee takes final action with respect to compensation actions affecting the chief executive officer, it first discusses its proposed actions with the other independent directors, without management present.

Management discusses the proposed agenda for each committee meeting with the committee chairman in advance and it is reviewed with the other committee members in advance as well. The committee has adopted a policy of including an executive session on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting. This executive session is held without management present. The committee chairman has the authority to add or delete items from any proposed agenda, and to call special meetings of the committee at any time.

Compensation Committee Interlocks and Insider Participation. The Compensation and Benefits Committee members include Amy DiGeso, Lon R. Greenberg, Siri S. Marshall, Jeffrey Noddle, chairman, and Robert F. Sharpe, Jr. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to: assume a leadership role in shaping the corporate governance of the Company; promote the effective functioning of the Board and its committees; advance the best interests of the Company and its shareholders through the implementation, oversight, and disclosure of sound corporate governance guidelines and practices; periodically review the compensation of outside directors and recommend changes to the Board for approval; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company's outside directors.

Since 2011, the committee's charter, with the Board's approval, has included oversight responsibility for corporate political spending. Based on the committee's recommendation, the Board also approved a Statement of Principles Governing Corporate Political Spending, which is posted on our website on the Corporate Governance page at ir.ameriprise.com, to govern those contributions and expenditures, if any, made at the direction of the Company's officers with corporate funds. Each year, the Company posts an annual corporate political spending report on its website.

The committee has adopted a policy of including an executive session attended by committee members only on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting.

Director Nomination Process. The Nominating and Governance Committee considers and recommends candidates for election or appointment to the Board. The committee also considers candidates for election to the Board submitted by shareholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board of Directors who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election or appointment, the committee will apply the standards and criteria set forth under the caption "Director Qualifications and Board Policies" beginning on page 9 of this proxy statement. The committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders must follow the procedures described on page 73. Shareholders who wish to submit a candidate for consideration by the Nominating and Governance Committee may do so by sending the candidate's name and supporting information to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, at the address shown on page one under "General Information."

Audit Committee

The responsibilities of the Audit Committee are described in its written charter and in the following required Audit Committee Report. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to provide assistance to the Board of Directors by: monitoring the integrity of the consolidated financial statements of the Company; monitoring compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct; evaluating and monitoring the independent auditors' qualifications and independence; evaluating and monitoring the performance of the Company's internal audit function and independent auditors, with respect to the parent company and its subsidiaries; and addressing the finance and risk management matters specified in its charter.

The committee has adopted a policy of including executive sessions on the agenda of each committee meeting. Such executive sessions may include committee members only, or may include separate executive sessions between the committee members and the general auditor, representatives of our independent auditors, or representatives of management, including our chief executive officer, chief financial officer, and general counsel. The committee members may decide, however, that executive sessions are not required at a particular meeting.

Audit Committee Financial Experts. The Board has determined that Ms. Blixt and Messrs. Greenberg and Sarles are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that each Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

External Auditors. The Board of Director's Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company's financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLC as the Company's independent external auditor for fiscal year 2017. PricewaterhouseCoopers LLC has been retained as the Company's external auditor continuously beginning with our 2011 fiscal year. The Audit Committee is responsible for the audit fee negotiations associated with the Company's retention of PricewaterhouseCoopers.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of PricewaterhouseCoopers LLC's lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLC to serve as the Company's independent external auditor is in the best interests of the Company and its shareholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or investigations, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company's management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for the audit of the Company's consolidated financial statements and the audit of the effectiveness of the Company's internal control over financial reporting. In addition, the independent registered public accounting firm is responsible for the audit of management's assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable rules and standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent accounting firm its independence.

The Audit Committee discussed with the Company's general auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the general auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee meets with the chief executive officer and chief financial officer of the Company to discuss the Company's control environment and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2016 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

MEMBERS OF THE AUDIT COMMITTEE: H. Jay Sarles, Chairman Dianne Neal Blixt Lon R. Greenberg Christopher J. Williams

Compensation of Directors

Our compensation philosophy for outside directors. We compete with other companies for executive talent, as we explain in the Compensation Discussion and Analysis later in this proxy statement. We must also compete with them for persons with the ability, integrity, experience, and judgment required to serve on the board of a public company. We need to attract and retain directors who meet the high qualification standards set by our Board of Directors. In order to do so, we must offer a compensation package that is both competitive and fair in view of the significant time commitment and responsibilities that come with a director's job. Only outside directors receive compensation for serving on our Board. Mr. Cracchiolo does not receive any additional compensation for his service as a director.

We believe that our outside directors should have a substantial personal financial stake in the Company. Accordingly, a significant portion of our directors' compensation package is equity-based. Also, a director is expected to have an equity holding in the Company with a market value of five times the amount of the current annual cash retainer upon attainment. The annual cash retainer for the directors was increased from $80,000 to $100,000 effective as of January 1, 2017. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. A director is expected to reach this goal within five years of joining our Board. Shares of our common stock and deferred share units both count toward this goal. Using a closing price of $131.50 for a share of our common stock on February 28, 2017, the value of the common stock and deferred share units beneficially held by our outside directors on that date was as follows, rounded to the nearest dollar: Mses. Blixt ($626,729), DiGeso ($522,187) and Marshall ($3,536,430); and Messrs. Greenberg ($2,354,639); Noddle ($5,495,385); Sarles ($4,713,223); Sharpe ($8,241,105); and Williams ($166,348). As is true for our executive officers, we prohibit our directors from hedging against a decline in the value of our stock.

How and why our outside directors' compensation was determined. The Board's Nominating and Governance Committee is responsible under its charter for overseeing the compensation and benefits paid to our outside directors. The committee will periodically review the appropriateness of the outside directors' compensation package.

The committee will discuss with an independent consultant any proposed changes to the compensation of outside directors. The committee will then recommend to the Board that it approve such changes as the committee believes are reasonable and appropriate, based in part on the consultant's report and findings. If the Board approves the committee's recommendations, and, as it relates to equity-based compensation, if the committee's recommendations are within the shareholder-approved limitation on director compensation under our Amended and Restated 2005 Incentive Compensation Plan, the new compensation package will become effective as of a date set by the Board.

At its meeting held on October 5, 2016, the Nominating and Governance Committee reviewed and discussed an analysis of non-management director compensation prepared by FW Cook, which also serves as the compensation consultant to the Compensation and Benefits Committee. FW Cook also submitted information to the committee to assist it in confirming that FW Cook is independent from the Company and the non-management directors serving on the committee and the other non-management directors serving on the Board.

Among other matters, FW Cook's report: reviewed the design and competitiveness of our non-management director compensation program; compared the program to the 16-company peer group that is also used in connection with our executive compensation program; and recommended changes to the amount of certain components of the program. Although FW Cook concluded that the program's core design is aligned with our peer group and general market best practices, it found that increases in the annual Board cash retainer, the annual Board equity award, and the chairmen's annual cash retainers for the Compensation and Benefits Committee and Nominating and Governance Committee were appropriate in order to align compensation with peer group competitive levels. FW Cook noted that those competitive levels had increased significantly since it presented its last report on our non-management director compensation program to the committee in 2013. Acting in reliance on FW Cook's report, the committee recommended that the Board approve the changes to the program that are detailed in the following paragraph.

Changes to the outside directors' compensation program, beginning effective January 1, 2017. At its meeting held on October 5, 2016, the Board, acting upon the recommendation of its Nominating and Governance Committee, approved the following changes to be effective as of January 1, 2017: the dollar amount of the annual director cash retainer, paid quarterly, is increased from $80,000 to $100,000; and the dollar amount of the annual retainer for the chairmen of both the Nominating and Governance Committee and Compensation and Benefits Committee is increased from $15,000 to $20,000. The Board also approved an increase in the dollar amount of the annual grant in the form of Deferred Share Units from $125,000 to $150,000 effective for the plan year beginning on the date of the Company's 2017 annual meeting of shareholders. In all other respects the Company's compensation program for non-management directors remains in full force and effect.

The chart below summarizes the compensation program for our outside directors during 2016. We do not pay meeting fees or grant stock options or restricted stock to our outside directors.

Outside Directors Compensation Program for 2016

Annual Cash Retainer	$80,000

Annual Equity Retainer	$125,000 in the form of Deferred Share Units

Board Meeting Fees	No board meeting fees

Committee Meeting Fees	No committee meeting fees

Committee Member Annual Retainer	Committee members receive an annual retainer as follows:
• Audit Committee — $15,000
• Compensation and Benefits Committee — $10,000
• Nominating and Governance Committee — $10,000
There is no committee member retainer for the members of the Executive Committee.

Committee Chairman Annual Retainer	Committee chairmen receive an annual retainer in addition to the committee member retainer, as follows:
• Audit Committee chairman — $20,000 ($35,000 total committee retainer)
• Compensation and Benefits Committee chairman — $15,000 ($25,000 total committee retainer)
• Nominating and Governance Committee chairman — $15,000 ($25,000 total committee retainer)

Charitable Matching Gift Program	Up to $2,000 annually

Perquisites and Personal Benefits. Our outside directors receive occasional perquisites or personal benefits of reasonable value, such as: commemorative items in connection with their Board service; welcoming gifts at the hotel where they stay during Board meetings or events; holiday gifts; and recreational or other services and amenities when attending an off-site Board long-range planning meeting. We do not provide our directors with a tax gross-up amount on any gifts or other items given to them.

We pay for or reimburse our outside directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, committee or annual shareholder meetings. Our outside directors may use our corporate aircraft for Board-related travel, subject to the aircraft's availability and other restrictions. In extraordinary or unusual circumstances, such as a family emergency, we may make our corporate aircraft available to our outside directors on an exception basis.

Our outside directors are eligible to participate in our charitable gift matching program on the same basis as our employees. We will match a director's personal contributions to one or more qualifying charitable organizations subject to an annual aggregate limit, which is currently $1,500. The annual aggregate limit was reduced from $2,000 to $1,500 for gifts made on or after January 1, 2017. The $2,000 limit applied to gifts made during 2016. Directors' requests for matching gifts are processed by the same outside vendor that we use for employee matching gift requests.

Other Assistance and Payments. As is true at many other public companies, our in-house counsel and other employees, as well as outside counsel, assist our outside directors in satisfying their legal reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended. We pay for the fees and expenses related to the preparation and filing of Securities and Exchange Commission Forms 3, 4 and 5 for our outside directors, but only for transactions in our securities.

A director's Section 16(a) reporting obligations for transactions in our securities are imposed solely due to his or her service on our Board. Therefore, we do not consider such assistance and related payments to be perquisites or personal benefits. Nevertheless, we have provided this information to you in the interests of full and transparent disclosure.

Compensation Paid to Outside Directors in 2016

This table shows the total compensation earned by or paid to our outside directors during 2016. The table also discloses other payments, such as deemed dividends on deferred share units and the amount of charitable matching gifts we made, if any, for a director.

Name	Annual Retainer Earned or Paid in Cash	Committee Chairman Retainer Earned or Paid in Cash	Committee Member Retainer Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(3)	Total

Dianne Neal Blixt	$80,000	$0	$15,000	$125,000	$9,921	$229,921

Amy DiGeso	$80,000	$0	$20,000	$125,000	$11,921	$236,921

Lon R. Greenberg	$80,000	$0	$25,000	$125,000	$29,432	$259,432

Siri S. Marshall	$80,000	$0	$20,000	$125,000	$76,458	$301,458

Jeffrey Noddle	$80,000	$15,000	$20,000	$125,000	$118,947	$358,947

H. Jay Sarles(2)	$80,000	$20,000	$25,000	$125,000	$75,723	$325,723

Robert F. Sharpe, Jr.	$80,000	$15,000	$20,000	$125,000	$87,715	$327,715

William H. Turner*	$25,934	$0	$11,346	$0	$53,042	$90,322

Christopher J. Williams**(2)	$25,435	$0	$3,587	$79,452	$668	$109,142

*
Mr. Turner retired from the Board as of April 27, 2016. The dollar amounts of his cash retainers were prorated to reflect his service on the Board from January 1, 2016 to April 27, 2016.

**
Mr. Williams joined the Board as of September 6, 2016. The dollar amounts of his cash retainers were prorated to reflect his service on the Board effective as of September 6, 2016 to December 31, 2016.

(1)
The dollar amounts in this column show the grant date fair value of the annual grant of deferred share units. For 2016, the number of deferred share units credited to a director's account is calculated as follows: the dollar value to be received by the director is divided by the closing price of a share of our common stock on the date of our annual meeting of shareholders. For Mr. Williams, the dollar amount in this column reflects the annual grant made on April 27, 2016, prorated for his service on the Board from September 6, 2016 until the 2017 annual meeting of shareholders.

(2)
In 2016, Mr. Sarles elected to defer 50% of his cash retainers under the Ameriprise Financial Deferred Share Plan for Outside Directors. In lieu of cash, Mr. Sarles received an aggregate total of 688 deferred share units in his deferred compensation accounts. Mr. Williams elected to defer 100% of his cash retainers into the Moody's Corporate Bond Yield Index under the Ameriprise Financial Deferred Share Plan for Outside Directors.

(3)
The dollar amount shown in this column is the total of: deemed dividends credited during 2016 to a director's plan account and reinvested in additional deferred share units; and charitable matching gifts we made during 2016 to one or more charitable organizations on behalf of the director. The aggregate incremental cost of perquisites and personal benefits is less than $10,000 for each director. As a result, the Securities and Exchange Commission does not require us to disclose those costs. All deemed dividends were credited at the same rate as the dividends paid to holders of shares of our common stock.

  For your convenience, we have broken out the two components of "All Other Compensation" in the chart below. Dollar amounts in each component have been rounded to the nearest dollar.

	Deemed Dividends	Charitable Matching Gifts

Dianne Neal Blixt	$9,921	$0

Amy DiGeso	$9,921	$2,000

Lon R. Greenberg	$27,432	$2,000

Siri S. Marshall	$74,458	$2,000

Jeffrey Noddle	$116,947	$2,000

H. Jay Sarles	$75,723	$0

Robert F. Sharpe, Jr.	$85,715	$2,000

William H. Turner	$53,042	$0

Christopher J. Williams	$668	$0

Deferred Share Plan for Outside Directors. All of our outside directors participate in the Ameriprise Financial Deferred Share Plan for Outside Directors. Each outside director receives an annual grant of deferred share units immediately following the annual meeting of shareholders. A deferred share unit is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights. Outside directors may also choose to defer part or all of their annual cash retainer and any committee retainer under the plan.

Deferred share units issued to outside directors in 2016. This table shows the number of deferred share units issued to outside directors during 2016. In order to simplify the presentation, we have rounded the numbers shown to the nearest unit. Directors' accounts were credited with deemed dividends on the deferred share units at the same rate as the dividends paid on a share of our common stock. These deemed dividends were reinvested in additional deferred share units.

	DSU Balances as of December 31, 2015			DSUs Credited During 2016				DSU Balances as of December 31, 2016

	Annual Equity Grant	Retainer Deferral	Total DSUs†	Annual Equity Grant	Reinvested Deemed Dividends	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs†

Dianne Neal Blixt	2,408	0	2,408	1,237	100	0	1,337	3,745	0	3,745

Amy DiGeso	2,408	0	2,408	1,237	100	0	1,337	3,745	0	3,745

Lon R. Greenberg	8,334	0	8,334	1,237	278	0	1,515	9,849	0	9,849

Siri S. Marshall	24,249	0	24,249	1,237	758	0	1,995	26,244	0	26,244

Jeffrey Noddle	24,249	14,379	38,628	1,237	1,191	0	2,428	26,244	14,812	41,056

H. Jay Sarles	24,249	0	24,249	1,237	770	676	2,683	26,244	688	26,932

Robert F. Sharpe, Jr.	24,249	3,809	28,058	1,237	872	0	2,109	26,244	3,924	30,168

William H. Turner*	24,249	0	24,249	0	566	0	566	0	0	0

Christopher J. Williams**	0	0	0	890	6	0	896	896	0	896

†
Includes deemed dividend invested in additional Deferred Share Units.

*
Mr. Turner retired from the Board as of April 27, 2016. He received a distribution of shares of common stock following the end of his service to the Board as provided by the Deferred Share Plan for Outside Directors.

**
Mr. Williams was appointed as a director as of September 6, 2016. The deferred share units credited in 2016 reflect the annual grant made on April 27, 2016, which was prorated for his service on the Board from September 6, 2016 until the 2017 annual meeting of shareholders.

Outside Directors Deferred Share Plan for 2016

Feature	Annual Grant	Elective Retainer Deferral

Amount

•

$125,000

•

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next annual meeting of shareholders

• Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chairman or member retainer, in 25% increments

Investment Options	• Only investment option is Ameriprise deferred share units, credited to a separate annual equity grant deferred share unit account

•

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of Deferred Share Units Credited

•

The number of deferred share units is determined by dividing the dollar amount awarded by the closing price of a share of our common stock on the date of our annual shareholders meeting, or for a director who joins the Board after the date of the most recent annual meeting, closing price of a share of our common stock on the third trading day following the public release of our financial statements the quarter the director joins

•

The number of units credited is determined by dividing the quarterly deferral amount by the closing price of a share of our common stock on for the third trading day following the public release of our financial statements for the quarter

Dividend Equivalent Reinvestment

•

Account is credited with additional deferred share units on each dividend payment date for our common stock

•

Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the closing price of a share of our common stock on the dividend payment date

• Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account

Distribution	• Single payment in shares of our common stock following the director's end of service

•

A director makes a distribution election at the same time he or she makes a deferral election, and that election applies to that year's deferrals. A director makes a new distribution election each year. A director has three distribution choices:

• Lump sum on March 31 of a specified year
• Lump sum following the director's end of service
• 2 to 5 or 10 annual installments following the director's end of service

Change in Control	• Upon a change in control, the entire account will be immediately distributed in shares of our common stock	• Upon a change in control, all amounts held in either account will be immediately distributed in cash, or in shares of our common stock to the extent invested in Ameriprise deferred share units

Ownership of Our Common Shares

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on February 28, 2017. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days of February 28, 2017. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned "Deferred Share Units" shows DSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company's Supplemental Retirement Plan and Deferred Compensation Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of February 28, 2017. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(6)(7)		Right to Acquire(8)	Percent of Class	Deferred Share Units

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,161,895	(1)	—	7.9%	—

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	11,599,185	(2)	—	7.5%	—

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,760,324	(3)	—	7.0%	—

Norges Bank Bankplassen 2 P.O. Box 1179 Sentrum NO 0107 Oslo, Norway	9,530,202	(4)	—	6.2%	—

State Street Corporation One Lincoln Street Boston, MA 02111	8,435,811	(5)	—	5.5%	—

Dianne Neal Blixt	1,000		—	*	3,766

Amy DiGeso	205		—	*	3,766

Lon R. Greenberg	8,000		—	*	9,906

Siri S. Marshall	500		—	*	26,393

Jeffrey Noddle	500		—	*	41,290

H. Jay Sarles	8,609	(9)	—	*	27,233

Robert F. Sharpe, Jr.	32,330	(10)	—	*	30,340

Christopher J. Williams	200		—	*	1,065

James M. Cracchiolo	285,229		701,084	*	132,516

Walter S. Berman	12,153		243,210	*	40,754

William F. Truscott	58,491		228,878	*	5,499

Colin Moore	75,547		106,770	*	0

Joseph E. Sweeney	15,574		99,076	*	2,635

All current directors and executive officers (20 individuals)	599,998		1,648,126	1.5%	346,216

*
Less than 1%.

Our executive officers and directors are prohibited from hedging in any way against a decline in the value of the Ameriprise common stock they own. Executive officers are also prohibited from pledging their Ameriprise common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise. Our directors are permitted to pledge their Ameriprise common stock in this manner, provided that they first pre-clear the pledge with our corporate secretary or another Company lawyer. A pledge will not be approved if it is significant in relation to the average trading volume of our common stock for the five trading days immediately preceding the pre-clearance request.

  The shares of common stock subject to a pledge will not be counted in determining the satisfaction of the equity ownership requirement then applicable to our outside directors.

(1)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017, by The Vanguard Group which contained information as of December 31, 2016.

(2)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2017, by T. Rowe Price Associates, Inc., which contained information as of December 31, 2016.

(3)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2017, by BlackRock, Inc. which contained information as of December 31, 2016.

(4)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 23, 2017, by Norges Bank which contained information as of December 31, 2016.

(5)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017, by State Street Corporation, which contained information as of December 31, 2016.

(6)
This column includes shares held in employee benefit plan accounts on February 28, 2017, as follows:

Name	Number of Shares in Plan Accounts

James M. Cracchiolo	1,502

Walter S. Berman	317

William F. Truscott	268

Colin Moore	0

Joseph E. Sweeney	260

All executive officers, including those named above	4,165

(7)
Executive officers hold restricted shares that we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years. The individuals in the table hold the following number of restricted shares:

Name	Number of Restricted Shares

James M. Cracchiolo	31,591

Walter S. Berman	10,359

William F. Truscott	8,876

Colin Moore	9,091

Joseph E. Sweeney	4,562

All executive officers, including those named above	83,602

(8)
These are shares that the named individuals have the right to acquire within 60 days of February 28, 2017, upon the exercise of stock options that they hold.

(9)
Shares are held indirectly in a revocable trust.

(10)
Includes 17,500 shares held in a trust, 3,000 shares held in an Individual Retirement Account, and 1,650 shares held in an irrevocable trust.

Items to Be Voted on by Shareholders

Item 1 — To elect the Nine Directors Named Below

All of our directors are elected annually and the directors elected at this annual meeting will be elected for a one-year term ending at the 2018 annual meeting.

Our Board of Directors has fixed the number of directors at nine. At this year's annual meeting, the terms of all directors now serving will expire.

The Board has appointed Walter S. Berman, Karen Wilson Thissen, and Thomas R. Moore as proxies who will vote your shares for which proxies have been submitted. Their names appear on the proxy card. Proxies will be voted "FOR" the election of each of the nine nominees unless you indicate on the proxy card or voting instructions that you vote "AGAINST" or "ABSTAIN" from voting with respect to, any or all of the nominees. The telephone and Internet proxy submission procedures will include instructions on how to abstain from voting with respect to any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person nominated by the Nominating and Governance Committee. Alternatively, the Board of Directors, at its option, may reduce the number of directors.

We currently expect that the election of directors will be uncontested and therefore the nominees for director will be subject to a majority voting standard, as explained in more detail on page three. Proxies will be voted "FOR" the election of all nominees unless otherwise specified.

The nominees for election as director and the directors whose terms of office will continue after the meeting have provided the following information about themselves.

The Securities and Exchange Commission's rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We've provided this discussion in a separate paragraph along with the biographical information provided by each director in the following section.

All of our directors possess the minimum qualities and skills described in the section of the proxy statement captioned "Director Qualifications and Board Policies", beginning on page 9. In addition, one or more of our directors possess the specific qualities or skills considered necessary by the Nominating and Governance Committee, also described in that section.

As you read the disclosures, please keep these points in mind. First, if a specific qualification, attribute or skill is ascribed to one or more directors, that does not necessarily imply that other directors do not possess that qualification, attribute or skill. Second, this disclosure does not impose on the director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each member of the Board of Directors. Third, the disclosure does not affect the duties, obligations, or liability of any other member of the Board of Directors.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company's business and structure at that time, the content of this discussion may change for one or more directors in future years.

Mr. Williams is standing for election as a director for the first time. The Board of Directors, acting upon the recommendation of its Nominating and Governance Committee, appointed him as a director effective as of September 6, 2016. A non-management director recommended Mr. Williams as a potential candidate as part of a search being conducted by a consultant engaged by the Nominating and Governance Committee. The committee considered the qualifications of the potential director candidates, including Mr. Williams, and after conducting appropriate due diligence, the Board appointed Mr. Williams.

The Board of Directors recommends a vote "FOR" the election of the nine director nominees. Proxies will be voted "FOR" each director nominee unless otherwise specified.

Directors — Nominees for Terms Ending in 2018

James M. Cracchiolo Age 58, Chairman and Chief Executive Officer of the Company since September 30, 2005

Jim Cracchiolo has been Chairman and Chief Executive Officer of Ameriprise Financial since 2005, when the company, American Express Financial Advisors, completed its spin-off from the American Express Company. Mr. Cracchiolo guided Ameriprise through its first decade as a public company while generating strong shareholder value. Prior to his current role, Mr. Cracchiolo held a number of executive level positions at American Express, including leading businesses with significant domestic and global operations. Mr. Cracchiolo served as Group President American Express Global Financial Services from 2000-2005 and held the following roles: Chairman and CEO of American Express Financial Advisors; Chairman of American Express International Bank; and CEO of Travel Related Services International. In addition, Mr. Cracchiolo was President and CEO of Travel Related Services International from 1998-2000; President of Global Network Services from 1997 to 1998; Senior Vice President of Travel Related Services Quality, Global Reengineering and Strategy from 1993-1997; and Executive Vice President and Chief Financial Officer of Shearson Lehman Brothers (then a unit of American Express) from 1990-1993.

Mr. Cracchiolo has more than 35 years of experience in the financial services industry and a record of proven leadership in running global businesses with large scale operations and thousands of employees. Mr. Cracchiolo brings to the Board valuable executive leadership experience, a strong financial background, and effective long-term strategic planning and risk management expertise. He has built new businesses, restructured significant lines of businesses, and negotiated and integrated a number of successful acquisitions.

Mr. Cracchiolo is a member of the Business Roundtable and the Financial Services Roundtable. He previously served on the boards of directors of the American Council of Life Insurers, the Financial Services Roundtable and on the board of advisors to the March of Dimes Foundation. Mr. Cracchiolo holds a bachelor's degree in accounting and economics and a master's of business administration degree in finance, both from New York University. He also holds a Certified Public Accountant designation in New York State and is certified as a General Securities Representative and General Securities Principal in the United States.

Dianne Neal Blixt Age 57, director since February 26, 2014

Ms. Blixt was a director of Lorillard, Inc., a tobacco company, from January 2011 to June 2015. She served as Executive Vice President and Chief Financial Officer of Reynolds American Inc. from July 2004 until her retirement in December 2007. Prior to that, she had served as Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc., a wholly owned subsidiary of Reynolds American Inc., from July 2003 to June 2004. She also served in various roles of increasing responsibility with Reynolds American Inc. and its subsidiaries since 1988. Ms. Blixt is a consultant for Piedmont Distillers and Beeken Biomedical and a principal with C&D Ventures. Ms. Blixt joined the board of directors of Scandinavia Tobacco Group as of February 2016 and serves on the board of directors of NatureWorks Organics, LLC. Ms. Blixt previously served on the board of directors of LandAmerica Financial Group, Inc. from 2006 to 2009 and Metavante Technologies, Inc. from 2007 to 2009.

Ms. Blixt has proven her abilities in financial operations and controls as the executive vice president and chief financial officer of a large public company. In that role, she was closely involved in merger and acquisition activity, expense management, and regulatory relations. She also demonstrated her appreciation for setting the proper tone at the top in terms of integrity and legal and regulatory compliance. A previous position as the vice president of investor relations at the same company gave her experience in clearly communicating corporate strategy and financial and business results to investors and analysts. Ms. Blixt's background and experience, especially as a director at other companies, is valuable to the Board as it considers potential acquisitions, monitors balance sheet management, and oversees Ameriprise's enterprise risk management program.

Amy DiGeso Age 64, director since February 26, 2014

Ms. DiGeso was Executive Vice President, Global Human Resources, at The Estée Lauder Companies, Inc., one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products, until retiring from the position in September 2013. Ms. DiGeso remained with the Company as Executive Vice President, Senior Advisor to William P. Lauder, Executive Chairman and Fabrizio Freda, President and Chief Executive Officer through June 30, 2014. Prior to rejoining The Estée Lauder Companies in May 2005, Ms. DiGeso was Managing Partner, Human Capital, responsible for global human resources at PricewaterhouseCoopers, a worldwide professional services firm with over 125,000 employees in 142 countries. She has also served as President of Popular Club, Inc., a direct marketing and sales subsidiary of Macy's, Inc., and held a number of executive management positions at Mary Kay Inc., including that of Chief Executive Officer. Earlier in her career she held positions of increasing responsibility at Bankers Trust Company, the American Express Company and Olivetti Corporation of America. She worked previously at The Estée Lauder Companies as Executive Director of Human Resources. Ms. DiGeso is a Pennsylvania State University (Penn State) Alumni Fellow. She holds a Bachelor of Science degree from Penn State and an MBA from Fordham University.

Ms. DiGeso has enjoyed a career that includes being the chief executive officer of a global company and managing the complex human capital needs of large multinational companies. As a result, she has developed a strong understanding of: global operations; marketing and brand management; and strategic planning in the consumer products, financial services and direct selling industries. In addition, she has extensive experience with: executive compensation programs; succession planning; talent recruitment and development; and corporate governance. Ms. DiGeso's background and experience is valuable to the Board as it oversees Ameriprise's operations abroad, responds to developments in executive compensation, and continues to enhance its corporate governance framework. In particular, Ms. DiGeso's deep experience with human capital issues helps the Board advise management on talent recruitment and development, both at the corporate level and with experienced advisor recruitment.

Lon R. Greenberg Age 66, director since June 7, 2011

Mr. Greenberg is the Chairman Emeritus and former Chairman and Chief Executive Officer of UGI Corporation. UGI Corporation is an international distributor and marketer of energy products and services including propane, butane, natural gas and electricity. Mr. Greenberg joined UGI in 1980 and held various positions until he became CEO in 1995, a position he held through April 2013. As of January 28, 2016, Mr. Greenberg retired as Chairman of UGI Corporation and AmeriGas Propane, Inc. (a subsidiary of UGI Corporation).

Mr. Greenberg received his B.S. in Economics from The Wharton School of the University of Pennsylvania. He continued his education at Villanova Law School and the Harvard Business School's Advanced Management Program. After clerking for the Superior Court of Pennsylvania, he joined the law firm of Morgan Lewis. Mr. Greenberg also serves on the boards of directors of AmerisourceBergen Corporation and Aqua America, Inc. In addition, Mr. Greenberg serves on the boards of these organizations: Temple University; Temple University Health System (of which he also serves as Chairman of the Board); United Way of Greater Philadelphia and Southeastern New Jersey; and The Philadelphia Foundation. Mr. Greenberg is a former Chairman of the World LP Gas Association and a former member of its Board of Directors.

Mr. Greenberg, who is an attorney-at-law, served as the chairman and chief executive officer of a public company for 20 years. He has broad experience with the financial, risk management, operational, regulatory and corporate governance issues affecting a public company and its shareholders. Mr. Greenberg also has significant experience in mergers and acquisitions, both in the United States and abroad, which will enable him to provide valuable advice and insights on future transactions to the Board and management.

Siri S. Marshall Age 68, director since September 30, 2005

Ms. Marshall is the former Senior Vice President, General Counsel and Secretary and Chief Governance and Compliance Officer at General Mills, Inc. Prior to joining General Mills in 1994, Ms. Marshall was Senior Vice President, General Counsel and Secretary of Avon Products, Inc. Ms. Marshall is also a director of Equifax, Inc., the Yale Center for the Study of Corporate Law and Direct Relief. She has previously served as a director of Alphatec Holdings, Inc., the American Arbitration Association, BioHorizons, Inc., Jafra Cosmetics International, NovaCare, Inc., and Snack Ventures Europe. She has also served as a member of The New York Stock Exchange Legal Advisory Committee. Ms. Marshall was the recipient of the Sandra Day O'Connor Board Excellence Award in 2011.

Ms. Marshall is an attorney-at-law and former general counsel, chief governance officer, and compliance officer at a Fortune 500 company. As a result, she is very familiar with the broad range of executive leadership issues at large public companies, and in particular, legal, regulatory, and corporate governance challenges. With her broad experience and involvement in corporate governance, she keeps the Board informed on current trends, the approaches taken by other companies to shareholder concerns, and emerging board practices. She has also offered insights into executive succession planning and communications with institutional shareholders and proxy advisory firms.

Jeffrey Noddle Age 70, director since September 20, 2005

Mr. Noddle served as Chairman of the board of directors of SUPERVALU INC. from 2002 until he retired in 2010. Previously, Mr. Noddle also served as Chief Executive Officer of SUPERVALU since 2001. Prior to that time, Mr. Noddle held a number of other leadership positions at SUPERVALU, including President and Chief Operating Officer from 2000-2001, Corporate Executive Vice President and President and Chief Operating Officer of SUPERVALU's distribution food companies, Corporate Vice President — merchandising and President of the company's Fargo and former Miami divisions. Mr. Noddle serves as a member of the boards of director of The Clorox Company and is the non-executive chairman of the board of Donaldson Company, Inc. He is also a former chairman of the Food Marketing Institute.

Mr. Noddle's service as the chairman and chief executive officer of a Fortune 500 company provided him with valuable experience in a number of areas that are important to the Company, including: mergers and acquisitions, including integration planning and execution; shareholder relations and communications; corporate governance issues; executive officer succession planning; balance sheet management; financial reporting; and long-range planning. He also has contributed to the Board's knowledge of the director recruitment process as it continues to review the current composition and needs of the Board.

H. Jay Sarles Age 72, director since September 30, 2005

Mr. Sarles is retired, having most recently served as Vice Chairman of Bank of America Corporation. Prior to that, he served as Vice Chairman and Chief Administrative Officer of FleetBoston Financial with responsibility for administrative functions, risk management, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet's businesses at one time or another, including the company's wholesale banking businesses from 2001 to 2003. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses. Mr. Sarles is also a member of the board of directors of AvalonBay Communities, Inc. Mr. Sarles previously served on several other boards in the financial services industry.

Mr. Sarles has four decades of experience in the financial services industry. As an executive officer at Bank of America Corporation and FleetBoston Financial, he oversaw a wide range of businesses and functions, including technology and operations, treasury services, corporate strategy, mergers and acquisitions and investment banking. As a result, Mr. Sarles makes a valuable contribution to the Board in areas that include balance sheet management, financial reporting and disclosure, risk management, the integration of acquisitions, and long-range planning. Mr. Sarles also serves on several other boards of directors, which allows him to bring a broad perspective on board-related matters to our Board of Directors.

Robert F. Sharpe, Jr. Age 65, director since September 30, 2005

Mr. Sharpe retired in November 2010, having most recently served as a senior advisor to ConAgra Foods, Inc. Previously he had served in a variety of senior positions with ConAgra since November 2005, including President of Commercial Foods since 2008 and Chief Administrative Officer since 2009. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior to that, he served as Senior Vice President — Public Affairs, Secretary and General Counsel for PepsiCo, Inc. from 1998 to 2002. Previously, Mr. Sharpe was Senior Vice President and General Counsel for RJR Nabisco, Inc. Mr. Sharpe is a former member of the board of directors of Swedish Match AB.

Mr. Sharpe, who is an attorney-at-law, has been responsible for a wide range of functions as an executive officer and general counsel of Fortune 500 companies. His day-to-day experience with the current financial, legal, regulatory and operational issues facing public companies has been valuable to the Board. Mr. Sharpe offers an informed perspective on executive compensation programs to the Board and has advised it on communications with our institutional shareholders. In addition, he has a sound understanding of risk management, financial reporting and disclosure and corporate governance issues.

Christopher J. Williams Age 59, director since September 6, 2016

Mr. Williams is chairman, chief executive officer and founder of The Williams Capital Group, L.P., a financial services firm that provides equity, fixed income, corporate finance and financial advisory related services to corporations and governmental entities. He established the firm in 1994 after holding senior investment banking and capital markets roles at Lehman Brothers and Jefferies & Company. Mr. Williams serves as a director for the Clorox Company, Caesar's Entertainment Corporation and Cox Enterprises. He also previously served on the board of Wal-Mart Stores, Inc. Mr. Williams is Chairman of The Board of Overseers for the Tuck School of Business at Dartmouth College and serves on the board of Lincoln Center for the Performing Arts. Mr. Williams holds a Bachelor of Architecture from Howard University and a Masters in Business Administration from the Tuck School of Business at Dartmouth College.

Mr. Williams has extensive experience in investment banking and finance. He provides the Company with a valuable perspective both as the chairman and chief executive officer of an investment management firm and as a current and former director of several public and private companies, including service as the chairman of an audit committee for a Fortune 100 company. Mr. Williams offers the Company insights on business planning, finance, and long-term strategy.

Item 2 — To Approve the Compensation of the Named Executive Officers by a Nonbinding Advisory Vote

At our 2011 annual meeting, our shareholders strongly supported the Board's recommendation that a nonbinding advisory vote to approve the compensation of the named executive officers be held annually. As a result, you'll again have the chance to vote on this proposal at our 2017 annual meeting. You will also have the opportunity to vote on how frequently you would like this proposal to be presented to shareholders as presented in Item 3 on page 31.

At our April 2010 annual meeting, we voluntarily gave our shareholders the opportunity to cast a nonbinding advisory vote on our executive compensation philosophy, objectives, and policies.

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was signed into law. Among other things, the Dodd-Frank Act requires us to provide shareholders a separate nonbinding advisory vote to approve the compensation of our named executive officers. The named executive officers are the five officers identified in the Summary Compensation Table on page 54 of this proxy statement. We most recently held such a vote at our 2016 annual meeting in the manner required by the rules of the Securities and Exchange Commission.

The Compensation and Benefits Committee will review the results of the vote on this proposal carefully with the aid of its independent compensation consultant. Depending upon the results of that review, the committee will take such action, if any, as it deems appropriate. Because this vote is advisory, however, it is not binding on us, our Board of Directors, or the Board's Compensation and Benefits Committee. Also, a negative vote will not overrule any decision made by the Compensation and Benefits Committee.

Before you vote on the resolution below, please read the entire Compensation Discussion and Analysis beginning on page 34 carefully. The Compensation Discussion and Analysis contains important information about our executive compensation program. It also explains how and why the Compensation and Benefits Committee made specific decisions about the named executive officers' compensation for their 2016 performance. The final section of the Compensation Discussion and Analysis on page 53 describes the committee's consideration of the results of the vote on this proposal at our 2016 annual meeting.

You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

The Board of Directors recommends a vote "FOR" the following nonbinding advisory resolution. Proxies will be voted "FOR" the resolution unless otherwise specified:

        RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

Item 3 — To Approve a Nonbinding Advisory Vote on the Frequency of Shareholder Approval of the Compensation of the Named Executive Officers

In Item 2, we seek a nonbinding advisory vote of shareholders to approve the compensation of our named executive officers. The Dodd-Frank Act also requires large public companies like us to give our shareholders a nonbinding advisory vote on how frequently they would like to vote to approve that compensation. You can vote to have the opportunity to approve the compensation of the named executive officers annually, once every two years, or once every three years. You may also choose to abstain from voting for one of these three choices. You may only vote for one choice, or else abstain. Of course, the persons included in a proxy statement as named executive officers may change from year to year.

The vote on this proposal, like the vote on Item 2, is advisory and is not binding on us, our Board of Directors, or the Board's Compensation and Benefits Committee. Our shareholders voted to recommend an annual advisory vote to approve the compensation of the named executive officers at our 2011 annual meeting and the Dodd-Frank Act requires us to give our shareholders a vote on this issue at least once every six years. Therefore, absent extraordinary circumstances, our shareholders will next vote on how often to cast an advisory vote to approve the compensation of the named executive officers at our 2023 annual meeting.

The Board of Directors, acting upon the recommendation of its Compensation and Benefits Committee, recommends that you vote for an annual advisory vote to approve the compensation of the named executive officers. The committee's recommendation was made after consultation with its independent compensation consultant, which supports the committee's decision. The Compensation and Benefits Committee, which is composed solely of independent directors, made its recommendation to the Board for the following reasons.

First, an annual advisory vote is consistent with the Board's policy of encouraging ongoing engagement with our shareholders on all matters that are important to them. Second, any shareholder concerns about our executive compensation program can be expressed through a vote without having to wait two or three years. Third, the Board has considered survey data on our institutional shareholders' preferences as to the frequency of the advisory vote to approve the named executive officers' compensation.

We appreciate that other shareholders may believe an advisory vote on compensation should be held every two years or three years. The Board will consider the option that receives the affirmative vote of the majority of the votes cast to be the frequency preferred by our shareholders.

The Board of Directors recommends that shareholders select an annual advisory vote on the compensation of named executive officers. Proxies will be voted for a "1 Year" advisory vote on the compensation of named executive officers unless otherwise specified.

        RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of the majority of the votes cast will be considered the preferred choice of shareholders as to the frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the named executive officers as disclosed in the Company's proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosure.

Item 4 — To ratify Audit Committee's Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2017

PricewaterhouseCoopers LLP was our independent accounting firm for the 2016 fiscal year and the Audit Committee has engaged the firm for our 2017 fiscal year. We disclose the fees paid to Pricewaterhouse-Coopers for their services in our 2015 and 2016 fiscal years in this section.

On November 29, 2016, the Audit Committee approved the engagement of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee confirmed its decision to appoint PricewaterhouseCoopers at the committee's meeting held on February 23, 2017.

We provide important additional information about the Audit Committee's oversight of PricewaterhouseCoopers in the External Auditors section on page 15. We are asking shareholders to ratify the committee's engagement of PricewaterhouseCoopers, subject to the limitation stated in the last sentence of this paragraph. The members of the Audit Committee and the Board of Directors believe that the continued engagement of PricewaterhouseCoopers as our independent registered public accounting firm is in the best interests of the Company and its shareholders. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms for 2017. The Audit Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independence

As our independent accountant, PricewaterhouseCoopers must meet regulatory requirements relating to independence, including the SEC's auditor independence rules which prohibit accounting firms from having certain financial relationships with their audit clients and affiliated entities. Specifically, as interpreted by SEC staff, under Rule 2-01(c)(1)(ii)(A) of Regulation S-X (the "Loan Rule"), an accounting firm would not be considered independent if it receives a loan from a lender or an affiliate of a lender that is a "record or beneficial owner of more than ten percent of the audit client's equity securities." In connection with the SEC's application of the Loan Rule, PricewaterhouseCoopers has advised us that certain relationships between Pricewaterhouse-Coopers (and certain of its affiliates) and its lenders who also are record owners of various funds in the Columbia Threadneedle family of funds (collectively, the "Columbia Threadneedle Funds") or certain other entities within the Ameriprise Financial, Inc. investment company complex, may implicate the Loan Rule. On June 20, 2016, the Staff of the SEC issued a "no-action" letter confirming that it would not recommend that the SEC commence enforcement action against a fund that continued to fulfill its regulatory requirements under the federal securities laws by using audit services performed by an audit firm that was not in compliance with the Loan Rule in certain specified circumstances. The SEC Staff stated that the relief under the letter is temporary and will expire 18 months after the issuance of the letter. PricewaterhouseCoopers has advised us that, based on its knowledge and analyses of the facts and circumstances, it is not aware of any facts that would preclude reliance by us, our affiliates and other entities within the Ameriprise Financial, Inc. investment company complex on the no-action letter. PricewaterhouseCoopers has also affirmed to us that they are able to exercise objective and impartial judgment with respect to the issues encompassed within its engagement and their audits of us, our affiliates and the Columbia Threadneedle Funds, are independent accountants within the meaning of PCAOB Rule 3520 and in their view can continue to serve as our independent registered public accounting firm. The Company has considered disclosures made to it by PricewaterhouseCoopers of lending relationships described by Pricewaterhouse-Coopers, PricewaterhouseCoopers's representation that it is independent within the meaning of the Public Company Accounting Oversight Board Rule 3520 Auditor Independence, and representations made to the Company's Audit Committee by PricewaterhouseCoopers that PricewaterhouseCoopers believes that a reasonable investor possessing all the facts regarding the lending relationships and audit relationships would conclude that PricewaterhouseCoopers is able to exhibit the requisite objectivity and impartiality to report on the Company's financial statements as the independent registered public accounting firm. Based on the foregoing, the Company does not believe that PricewaterhouseCoopers is incapable of exercising objective and impartial judgment with respect to the audit services to us, our affiliates or the Columbia Threadneedle Funds.

Independent Registered Public Accounting Firm Fees

The following presents the aggregate fees billed for professional services by PricewaterhouseCoopers, the Company's independent registered public accounting firm for the year beginning January 1, 2016, in fiscal year 2016, and for the year beginning January 1, 2015, in fiscal year 2015, for these various services:

Description of Fees	Fiscal Year 2016 Amount	Fiscal Year 2015 Amount

Audit Fees	$9,417,000	$9,367,000

Audit-Related Fees	$2,305,000	$2,101,000

Tax Fees	$1,674,000	$2,948,000

All Other Fees	$543,000	$260,000

Total	$13,939,000	$14,676,000

Audit Fees. The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. The audit-related fees set forth above consist of fees for attest, assurance and related services that were reasonably related to the performance of the audit or review of the Company's internal controls, including custody rule examinations, service organization control reports, comfort letters, consents, employee benefit plan audits and agreed upon procedures engagements.

Tax Fees. The tax fees set forth above consist of fees for tax services during each fiscal year. Of the $1,674,000 in 2016 tax fees, $1,634,000 was paid for tax planning and consulting services and $40,000 was paid for tax preparation services.

All Other Fees. All other fees set forth above consist of fees for miscellaneous advisory and consulting services other than audit, audit-related or tax services.

Services to Associated Organizations

PricewaterhouseCoopers also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $10,001,000 and $9,674,000 for services provided by PricewaterhouseCoopers in 2016 and 2015, respectively, primarily for performing audits and tax compliance services for mutual funds, collective funds, and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company's independent registered public accounting firm are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by the Company's independent registered public accounting firm require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee.

The procedures require all proposed engagements of the Company's independent registered public accounting firm for services of any kind to be directed to the Company's general auditor and then submitted for approval to the Audit Committee or to the Audit Committee chairman prior to the beginning of any services. The Audit Committee has delegated such approval authority to its chairman, to be exercised in the intervals between committee meetings.

In 2016, 100% of the services provided by PricewaterhouseCoopers for the Company and its subsidiaries were pre-approved by the Audit Committee or its chairman.

The Board of Directors recommends a vote "FOR" the following resolution. Proxies will be voted "FOR" the following resolution unless otherwise specified:

        RESOLVED, that the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2017 is ratified.

Compensation of Executive Officers

Compensation Discussion and Analysis

In this section of the proxy statement, we describe the material elements of the compensation program for our executive officers, provide an overview of our executive compensation philosophy and explain how and why our Board's Compensation and Benefits Committee makes compensation decisions.

Summary of 2016 Executive Compensation Actions

The following summarizes key elements of our compensation program and the decisions regarding 2016 executive compensation. This summary is an overview only. We encourage you to read the following pages for a full description of how and why we reached our compensation decisions.

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We have made a number of revisions to our Compensation Discussion and Analysis in 2016 to improve readability by including additional charts and graphics and more concise language wherever possible.

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Ameriprise total shareholder return improved relative to the prior year, with an 8% total return in 2016. Over the longer-term, Ameriprise total shareholder return remains strong on a relative and absolute basis, with returns of 153% over the past five years and 286% since we became a public company.

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The total incentives paid to our chairman and CEO for 2016 are flat to last year, and lower than prior years. The cash incentive for our CEO is also 23% lower than last year as explained on the following pages. This is also true for most of our named executive officers. A graph illustrating historical pay for our chairman and CEO is shown below.

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As illustrated, total compensation has moved directionally with total shareholder return over time. It is important to note, however, that the Committee makes pay decisions based on a number of weighted financial and strategic objectives to provide a more holistic assessment of management's effectiveness and performance. These metrics have not changed for several years and are described in detail on page 39.

Total Shareholder Return 2012-2016	Total Direct Compensation Chairman and CEO, 2012-2016

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Annual cash incentives have declined as a relative percent of total incentive compensation for 2016, shifting more to long-term Performance Share Units ("PSUs"). For our chairman and CEO, shifting a higher portion of the total incentive to PSUs reduced the 2016 cash incentive by 23% as illustrated in the charts to the right.

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This change in mix results in a larger portion of future pay opportunity being subject to stock price performance over the vesting period and incremental goals for the PSU portion.

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Beginning in 2017, the Committee will change our target incentive mix, further reducing the percentage of annual incentives for named executive officers ("NEOs") delivered as cash, and shifting more to long-term incentives.

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This year we extended invitations to twenty of our largest institutional shareholders to discuss their feedback on our compensation program and design, proxy disclosure and compensation governance. Several responded, including five of our six largest shareholders who collectively own nearly thirty percent of our outstanding shares. These shareholders generally expressed support of our historical pay decisions and ongoing executive compensation philosophy. Feedback from the shareholders we spoke with helped shape this year's revised disclosure, and will be considered as we continue to evolve our compensation program design. We believe it is good practice to proactively communicate with shareholders, and we will continue to do this on a periodic basis moving forward.

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Our shareholders have historically supported our compensation program design and decisions through strong Say on Pay votes. Our most recent results in 2016 were 95.8% indicating a "For" vote.

Total Incentive Mix - Actual Chairman and CEO – Shifted cash to PSUs

Say on Pay Support from Shareholders 2012-2016

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis that accompanies this report. Based upon that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in this proxy statement.

MEMBERS OF THE COMMITTEE:

Jeffrey Noddle, Chairman, Amy DiGeso, Lon R. Greenberg, Siri S. Marshall and Robert F. Sharpe, Jr.

The Corporate Governance Framework of Our Executive Compensation Program

Our executive compensation program operates within a corporate governance framework that is designed to ensure independent oversight, objective advice and analysis, appropriate risk management and transparency.

The Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee, which is composed solely of independent directors, has the responsibility to:

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Establish the philosophy and objectives that will govern our compensation and benefits programs;

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Oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers;

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Recommend for approval by the Board of Directors or shareholders incentive and equity-based compensation plans; and

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Promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid named executive officers.

We provide a detailed description of the Committee's other responsibilities under its written charter, how it operates, and the role of its independent compensation consultant on pages 12-14 of the proxy statement.

Below are key elements of our governance and plan design framework.

What We Do	What We Don't Do
Adhere to high levels of independence for the Committee and its consultant	No employment agreements
Incorporate sound risk management and risk avoidance in our incentive plan design	No gross ups for potential excise taxes
Require executives to hold a significant portion of stock once vested	No repricing of stock options without shareholder approval
Require a "double trigger" to vest in long-term awards following a change in control	No hedging against the decline in the value of our stock
Regularly review the governance of our programs and make revisions to align with market best practices	No pledging our stock as security for a loan

Our Executive Compensation Philosophy & Process

The overall objective of our executive compensation program is to promote the long-term best interests of our shareholders by attracting, retaining and motivating a talented and experienced workforce. Our executive compensation philosophy enables this, and is based on the following core principles:

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Executive officers' compensation must be aligned with the long-term best interests of our shareholders;

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Our executive compensation program must be competitive to attract and retain executive officers who can achieve the Company's strategic goals and create long-term shareholder value;

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An executive officer's compensation must be appropriate in light of his or her experience, responsibilities, and performance; and

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There should be strong alignment between the total direct compensation that an executive officer earns and Company, business, and individual performance. The amount an executive officer earns should depend to a significant degree upon how well the Company and the executive officer perform against performance measures that are aligned with shareholder interests.

Our executive compensation plan design and related policies are reviewed annually and informed by the independent advice of our consultants, market best practices, evolving regulatory trends, guidance from proxy advisory firms, and feedback gained through interaction with shareholders through our annual Say on Pay process.

Operating within our established design and policies, the Committee makes compensation decisions for our executive officers annually following the four step process summarized below.

The Committee has designed our executive compensation program to reflect our executive compensation philosophy. The Committee has continued to evolve the program based in part upon the advice of its independent consultant to reflect best practices in executive compensation, simplify the overall plan design and further strengthen the alignment between shareholder and management interests.

How our program has evolved

Compensation for the Named Executive Officers Based on 2016 Performance

In making its annual compensation decisions, the committee reviews the total direct compensation for each of our named executive officers, as well as the aggregate value of the total incentives being awarded. We use the term "total direct compensation" to refer to the sum of base salary and total incentives. We use the term "total incentives" to refer to the sum of the annual cash incentive award and the long-term incentive award ("LTIA").

The Committee establishes financial performance goals each performance year. These goals are not intended to be a prediction of how the Company will perform during the performance year or in any future period. The Committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about our future financial performance or operating results. We strongly caution you not to take the financial performance metrics or strategic and business accomplishments disclosed below as a form of guidance, because they are not intended to be such. You cannot rely on any of the disclosures contained in the Compensation Discussion and Analysis as a prediction of the Company's future performance.

As summarized beginning on page 39, the Committee follows a four-step process for determining the total direct compensation of our executive officers, including the named executive officers. As explained in more detail below, the Committee will: assess performance results; determine the size of the total incentive pool; allocate individual awards; and determine the compensation mix.

Review of Financial Results. The Compensation and Benefits Committee relies on the Board's independent Audit Committee to review and confirm the financial results used in the assessment of 2016 performance. The Compensation and Benefits Committee conducted its review of performance and approved the incentive awards at its meeting on January 24, 2017.

Process to Determine Compensation for our Named Executive Officers

In this section, we highlight the key financial, strategic and business metrics that the Compensation and Benefits Committee used to determine the total incentive pool for our named executive officers.

Consistent with past practice, for 2016, the committee weighted financial performance at 70% and strategic and business accomplishments at 30% in assessing the Company's overall performance. Financial performance is weighted at 70% to reflect the committee's view that these objective measures are the most important indicators of the Company's success. Strategic and business accomplishments are weighted at 30% because the committee believes it is important to assess key accomplishments that may contribute to the achievement of our long-range plan. These weightings are unchanged from the prior year.

The committee reviews both financial performance and strategic and business accomplishments on an annual basis to ensure alignment with the Company's annual and long-range business plans. Goals are established within the context of the external environment, considering known macroeconomic factors, and regulatory or political changes that can significantly impact our business. Establishing goals at the beginning of 2016 was much more challenging than in prior years given the uncertainty of these external factors and the extreme market volatility that was occurring during the first quarter. As a result, the Committee exercised its discretion when making compensation decisions as described in Step 2. Financial performance is evaluated on an operating basis.

2016 Performance

The committee evaluates our financial performance based on five weighted operating financial metrics, as originally approved in the 2016 plan. The 2016 plan and actual results for these metrics are shown below. A rating of "3" represents performance at target, and ratings of "5" or "4" are above target, with "5" being the highest possible rating.

Operating Metrics	Financial Metric Weighting	2016 Plan ($ in millions)	2016 Actual ($ in millions)	Rating

Net revenues	15%	$11,337	$11,535	3.9

Earnings	25%	$1,344	$1,427	4.2

Earnings per diluted share	20%	$7.87	$8.48	4.3

Return on equity excluding AOCI	20%	19.2%	22.2%	5.0

Balance sheet quality	20%			5.0

Overall Weighted Financial Rating				4.5

Operating Net Revenues $ in billions	Operating Earnings $ in millions	Operating Earnings Per Diluted Share	Operating Return on Equity, ex AOCI

Financial performance results for Ameriprise in 2016 were solid despite significant environmental and regulatory uncertainty as well as continued market-based headwinds.

Externally Driven Headwinds

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Equity markets down 1% on average versus the prior year, putting pressure on fee based revenue

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Volatile interest rates, with 10-year treasury yield reaching a low of 1.36%, putting pressure on spread income and annual deferred acquisition costs unlocking results

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Economic pressures associated with Brexit

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Regulatory uncertainty driven by the Department of Labor fiduciary rule

Financial Results

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Navigated near-term challenges of the environment through proactive actions and effective Enterprise Risk Management

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Aggressively increased reengineering efforts to help offset externally driven pressures

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Continued shift of our business to Asset Management and Advice & Wealth Management while maintaining a stable base in Protection and Annuities

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Executed on our long-term strategic priorities while simultaneously preparing for the Department of Labor fiduciary rule

Segment Contributions to Pretax
Operating Earnings
(ex. Unlocking, Corp & Other)

From a balance sheet perspective, in 2016 we continued to improve our Enterprise Risk Management capabilities and drive our shareholder value proposition. Our capital position remains a competitive differentiator and continues to provide flexibility as we work to drive organic growth and explore inorganic opportunities in both wealth management and asset management.

Return of Capital to Shareholders 2014-2016

Ameriprise total shareholder return ("TSR") improved relative to performance levels experienced in the prior year, with an 8% total return in 2016. A significant portion of the negative performance in the current year was associated with uncertainty around the Department of Labor fiduciary rule ("DOL"). Although this uncertainty persisted for a substantial part of 2016, Ameriprise share price performance rebounded significantly in the fourth quarter as post-presidential election results seem to have removed a portion of the overhang associated with this DOL uncertainty. As additional clarity begins to emerge, we are hopeful that any residual DOL related drag on Ameriprise TSR will further diminish. Over the longer-term horizon, Ameriprise TSR remains strong on both a relative and absolute basis, with returns of 153% over the past five years and 286% since we became a public company.

Total Shareholder Return 2016	Total Shareholder Return 2012-2016

Strategic and Business Performance

The committee evaluates our strategic and business performance based on four weighted strategic objectives, as originally approved in the 2016 plan. Our objective is to improve shareholder value by delivering a superior client experience and meeting clients' needs, which we continue to achieve through progress against our four strategic objectives. Our 2016 strategic objectives, key accomplishments, weightings and ratings are listed below.

Drive profitable growth of our Advice & Wealth Management franchisee (30%)

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Grew the value and quality of our mass affluent and affluent client relationships

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Maintained strong advisor productivity levels and retention

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Achieved strong experienced recruiting results while improving the quality of advisors hired

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Garnered external recognition for our customer-centric approach and overall client experience

Based on the accomplishments, the committee determined a rating of 4.0.
Profitably grow client assets that we advise, manage and protect across a range of solutions (30%)

Advice & Wealth Management

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Grew retail assets to a record high $479 billion

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Garnered more than $10 billion in net flows in fee-based investment advisory accounts

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Achieved record Brokerage Cash balances and record 401(k) sales

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Expanded and enhanced solution offerings

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Ensured strong retention of existing asset and product balances

Asset Management

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Delivered strong and competitive investment performance

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Built stronger and more competitive franchises across targeted product lines

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Experienced outflows higher than plan due to legacy parent relationships, uncertainty with Brexit and an industry shift to passive investments

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Increased U.S. Intermediary gross sales and market share, despite the decline of overall industry gross sales

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Maintained strong institutional operating metrics and pipeline

Protection & Annuities

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In Life & Health Insurance, achieved insurance gross dealer concession in excess of plan

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In Auto & Home, achieved net written premiums in excess of plan and reserve levels and loss ratios demonstrated steady improvement

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In Annuities, drove variable annuities cash sales in excess of plan

Based on the accomplishments, the committee determined a rating of 3.4.
Invest for long-term growth and re-engineer to improve efficiencies (25%)

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Invested for growth and ease of doing business despite the diversion of substantial core resources to the Department of Labor fiduciary rule and other regulatory changes

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Executed on $225 million of investment in our core businesses

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Delivered $220 million in re-engineering savings, significantly exceeding plan

Based on the accomplishments, the committee determined a rating of 5.0.
Engagement, development and retention of talent (15%)

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Achieved industry-leading employee engagement results

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Sustained very strong high performer retention and high performer promotion rate

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Garnered multiple employer awards

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Continued focus on executional excellence, our inclusive culture and competitive employee value proposition

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Sustained community giving, volunteerism and nonprofit engagement, reaching over 6,500 nonprofits across the country

Based on the accomplishments, the committee determined a rating of 4.5.

Total Calculated Performance Rating

Based upon the financial performance and strategic and business accomplishments described on the previous pages, the committee evaluated the combined weighted financial performance and strategic and business accomplishments rating for 2016 as 4.4, which is above target performance (4.5 financial performance × 70% + 4.1 strategic and business accomplishments × 30% = 4.4).

The committee reviews both financial performance and strategic and business accomplishments on an annual basis to ensure alignment with the Company's annual and long-range business plans. Financial performance is evaluated on an operating basis, which excludes: net realized investment gains or losses, net of the related deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on variable annuity guaranteed benefits, net of hedges, and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating consolidated investment entities ("CIEs"). See the reconciliation of certain non-GAAP measures in the appendix to this proxy statement. The committee's assessment of the Company's performance determines the extent to which the target total incentive pool is funded below, at, or above target.

The Committee's assessment of the Company's performance determines the extent to which the target total incentive pool is funded below, at, or above target.

Each year the committee establishes the size of the target total incentive pool. This pool is used to help determine total incentive awards consisting of annual cash incentives, performance shares, restricted stock awards and stock options for the named executive officers, as well as other key executive officers. This target pool is determined with the assistance of the Committee's independent consultant as described in the section titled "Market Compensation Data". The total target incentive pool for the named executive officers in 2016 was approximately $26.5 million.

As described in the previous section above, the Company's overall performance rating for 2016 was a 4.4.

The following Incentive Leverage Grid illustrates how the Total Calculated Performance Rating translates into the leverage that is applied to the target incentive pool. For example, a "5" rating indicates performance well above target and could result in a payout of 200% (or 2x) target, whereas a "1" rating indicates performance well below target and could result in a payout of 0.

The grid is used as a guideline for the committee to determine funding levels; as disclosed in prior years, the committee retains discretion to approve actual funding that is above or below the guideline in any given year. We believe this discretion is important to protect shareholder interests and to avoid defaulting to an overly mechanical outcome that could ignore the context of the operating environment in which the Company achieved its results or the actions taken by management in pursuit of the goals. The Committee has rarely exercised this discretion in past years. In 2016, after extensive discussion with both its independent consultant and with management, the committee chose to apply its discretion and reduce the pool leverage from 170% that would have been calculated under the plan to 125% of target.

When the Committee established the performance goals in the first quarter of 2016, it did so in an environment marked by significant equity market volatility, an uncertain economic outlook, and an unpredictable political and regulatory outlook. In that context, the Committee established performance goals that it believed to be reasonable yet challenging for management to achieve in 2016. As the year progressed, however, the markets stabilized and business results improved markedly, helped by the gains in the equity markets after the presidential election. In short, the environment in which the committee set 2016 performance goals changed dramatically and unexpectedly as the year unfolded.

Taking into consideration the improved operating environment that was not anticipated when the 2016 performance goals were set, the Committee concluded that 125% pool leverage was reasonable and appropriate in light of management's strong performance against the defined financial metrics and strategic objectives described in Step 1. This application of downward discretion had the net result of funding total incentive awards flat to prior year, rather than increasing funding and associated compensation levels, which would have been the case if the calculated 170% leverage pool were approved.

The application of downward discretion in 2016 does not reflect a change in our core compensation philosophy or design, and the Committee remains committed to acting in a manner consistent with the core principles of our executive compensation program in the future.

Individual performance, including the performance of our various business segments, determines the allocation of individual incentives from the total approved pool

Our chief executive officer discusses the performance of and recommends to the Committee total direct compensation for each other named executive officer. The chief executive officer's performance assessment for each other named executive officer is based on the following factors, among others, depending on the officer's job responsibilities: the officer's contribution to the Company's financial performance and strategic and business accomplishments; demonstrated leadership ability; the engagement and talent development of their employees; adherence to ethical, legal, and regulatory standards of conduct; risk management skills; improvements in technology and service delivery; and the safety and soundness of the business or staff function's operating environment. None of these factors was assigned a specific target or weight in determining individual awards. Rather, the committee uses a holistic approach in considering these performance factors when allocating individual awards from the approved total incentive pool.

The Committee evaluates the performance of our chief executive officer based largely on the assessment of the Company's performance as described in the section above captioned "Evaluate Performance."

Before the Committee approves the chief executive officer's compensation, the Committee discusses its recommendations with the other independent directors in an executive session of the Board. Our chief executive officer is not present for these discussions. This process allows the chairman of the Committee to explain the Committee's basis for its recommendations to the independent directors who are not committee members. It also allows other directors to make comments and ask questions before the committee members conduct a final vote on the chief executive officer's compensation.

The aggregate amount of the annual cash and long-term incentive awards that the Committee approves for the chief executive officer and the other executive officers cannot exceed the amount approved by the Committee for the total incentive pool. The Committee may exercise its discretion to award less than the amount available for any named executive officer or the named executive officers as a group. The Committee also has the discretion to make no such awards.

The Committee generally believes that total compensation for its named executive officers should be targeted, on average, as illustrated in the following charts.

We set base salary for our executive officers to be competitive in the market and to allow us to attract and retain executive talent. The majority of target total direct compensation for our named executive officers (nearly 90%, on average) is comprised of annual cash and long-term incentives. We provide an annual cash incentive award opportunity to our executive officers to motivate and reward them for the accomplishment of key annual goals.

We provide a long-term incentive opportunity — via PSUs, restricted stock awards ("RSAs"), and stock options — to our executive officers to align their long-term interests with those of shareholders, and to help retain valuable executive talent. Historically, total incentive compensation has been generally split evenly between annual cash and long-term incentives at target. All incentive awards are funded from the total incentive pool and are based on performance.

The charts at right summarize the mix of actual incentives awarded to the CEO for 2016 performance and how the target mix of total incentives will change for NEOs next year as compared to 2016. For 2016, the committee and management agreed to change the mix of actual pay to decrease cash and increase PSU awards. Although this differed from the approved plan design, we believed it was important to change given the evolving market and direction we are moving to in 2017.

The actual mix of compensation awarded to our named executive officers will vary from the above charts based on each executive officer's position and Company, business, and individual performance. The committee regularly reviews compensation mix trends and may change the targeted mix from year to year.

The range of the actual mix of compensation for 2016 delivered to our chief executive officer and other named executive officers is summarized at right.

There were no salary increases for any of the named executive officers in 2016.

Total Actual Incentives
Chairman and CEO – 2016

Total Target Incentives
Named Executive Officers

Range of Actual Compensation Mix Named Executive Officers – 2016

Base Salary

6-19% of total pay

Annual Incentive Award

35-39% of total pay

Long-Term Incentive Award

46-56% of total pay

Performance Share Awards

In February 2017, the named executive officers received payouts corresponding to the performance share and unit awards that were granted in February 2014 for the three-year performance period ended December 31, 2016. These awards are based on ROE, EPS, and relative-TSR performance over the three-year period. The EPS and ROE factors are weighted 50% each and determine the preliminary award leverage. The relative-TSR factor can increase or decrease the preliminary leverage up to a range of 25 percentage points. The minimum award under the plan is 0% of target, and the maximum award is 200% of target.

The final award leverage for the 2014-2016 performance period is 175% of target, down -25pp from last year's award. The resulting awards are provided below. Further details regarding these awards will be reported in next year's proxy statement in the "Option Exercises and Stock Vested in 2017" table.

Name	Award at Target	Award at 175%

James M. Cracchiolo	21,327 shares	37,322 shares

Walter S. Berman	6,941 shares	12,146 shares

William F. Truscott	6,941 shares	12,146 shares

Colin Moore	6,765 shares	11,838 shares

Joseph E. Sweeney	3,159 shares	5,528 shares

Award Calculation

Performance Goals Details

Performance goals were set at the beginning of the three-year period for average ROE and the EPS CAGR. Since TSR is a relative measure, there are no goals necessary for that component of the plan. The table below includes the ROE and EPS goals, and how they correlate to Target, Maximum and Minimum award payouts (i.e., 100% equals 1x target). Results in between those points are interpolated.

2014-2016 Performance Goals

Award Leverage	Average ROE	EPS CAGR

Maximum (200%)	21.8% or above	12.0% or above

Target (100%)	20.5%	8%

Minimum (0%)	Below 17.4%	Below 0%

In evaluating the performance goals at the end of each period, the Committee adjusted for certain approved predefined modifiers under the plan that were unknown or uncontrollable at the time goals were set. For the 2014-2016 period, the Committee adjusted for annual non-cash DAC unlocking impacts, equity market performance outside of established ranges, and specific regulatory driven incremental costs associated with the Department of Labor Fiduciary rule. After adjusting for these items, the award leverage for EPS and ROE was 200%.

Ameriprise TSR performance for the 2014-2016 period was below the S&P Financials index which led to a decrease in the final award calculation by 25 pps, which is the maximum reduction under the plan. As stated on page 41, Ameriprise TSR over the longer-term period has outperformed both the S&P Financials index and the S&P 500.

Summary of Total Direct Compensation for our Named Executive Officers

The table below is not required by the rules of the Securities and Exchange Commission. We are providing it as supplemental information and you should review the Summary Compensation Table on page 54 and the following tables for more information about the compensation of our named executive officers. The purpose of this table is to provide a clear picture of the named executive officers' total direct compensation for the 2016, 2015, and 2014 performance periods. The supplemental table below also differs from the Summary Compensation Table in that it omits the dollar amounts included in the Summary Compensation Table in the columns captioned "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" and "All Other Compensation." Those dollar amounts are unrelated to a named executive officer's performance in a given year and are therefore not included in total direct compensation.

The Securities and Exchange Commission's rule for when equity awards are reported in the Summary Compensation Table results in a one-year lag between the time the Compensation and Benefits Committee grants the awards and when they are reported in the Summary Compensation Table. For example, in January 2017 the committee approved equity awards for 2016 performance. As a result, the SEC's rule requires us to report those awards in the Summary Compensation Table that will be contained in our 2018 annual meeting proxy statement. The supplemental table below also differs from the Summary Compensation Table because we show the grant date fair value of equity awards based on the year of performance to which they relate.

We believe that the supplemental table below more clearly reflects our pay for performance philosophy and the compensation decisions made by the committee for the named executive officers for each performance year shown. As shown below, total direct compensation for our named executive officers was flat versus last year, with the exception of Mr. Sweeney. His total direct compensation was 5% higher than in 2015.

	Performance Year	Salary	Annual Cash Incentive Awards	Long-Term Incentive and Equity Awards(2)	Total Direct Compensation

James M. Cracchiolo, Chairman	2016	$1,025,000	$6,258,000	$9,388,000	$16,671,000

and Chief Executive Officer	2015	$1,025,000	$8,148,000	$7,498,000	$16,671,000

	2014	$950,000	$11,685,000	$9,471,000	$22,106,000

Walter S. Berman, Executive Vice	2016	$675,000	$2,243,000	$2,893,000	$5,811,000

President and Chief Financial Officer	2015	$675,000	$2,675,000	$2,461,000	$5,811,000

	2014	$650,000	$3,800,000	$3,080,000	$7,530,000

William F. Truscott,	2016	$675,000	$1,764,000	$2,570,000	$5,009,000

Chief Executive Officer,	2015	$675,000	$2,258,000	$2,076,000	$5,009,000

Global Asset Management	2014	$650,000	$3,698,000	$3,079,000	$7,427,000

Colin Moore, Executive Vice	2016	$475,000	$1,912,000	$2,588,000	$4,975,000

President and Global Chief	2015	$475,000	$2,344,000	$2,156,000	$4,975,000

Investment Officer	2014	$425,000	$3,431,000	$2,974,000	$6,830,000

Joseph E. Sweeney, President,	2016	$550,000	$1,000,000	$1,320,000	$2,870,000

Advice & Wealth Management	2015	$550,000	$1,134,000	$1,044,000	$2,728,000

Products and Service Delivery	2014(1)	$500,000	$1,724,000	$1,398,000	$3,622,000

(1)
Mr. Sweeney was not a named executive officer for the 2014 performance year. This history is provided in this supplemental table for comparative purposes only and is not required in the Summary Compensation Table on page 54.

(2)
This column shows the grant date fair value for stock options and restricted stock awards, and the target value as of the grant date for performance share units.

Benefits and Other Compensation. In addition to total direct compensation, our executive officers are eligible to participate in the health, welfare benefit and retirement programs of the Company on the same basis as other employees. We discuss the pension benefits available to our named executive officers on page 61.

Deferred Compensation Plan. Executive officers and other eligible employees can elect to participate in a voluntary deferred compensation plan. Investment options under the plan include Ameriprise Financial share units and several of our mutual funds. Participants can defer up to 20% of their annual cash incentive awards earned for the prior year's performance and receive a Company stock match under the plan. The match is equal to 25% of the amount deferred. This match helps to encourage further investment in Ameriprise Financial by executives. The match is subject to a three-year cliff vesting requirement. Plan participants may elect to defer up to 50% of annual cash incentive awards into this plan, but any amount over 20% is not eligible for the match.

Perquisites. The committee regularly reviews the type and amount of perquisites provided to our executive officers. We provide detailed information about this element of our executive compensation program for our named executive officers in footnote 4 to the Summary Compensation Table, on page 55.

Additional Information about Our Executive Compensation Program

As discussed above, the committee determined the 2016 incentive compensation for each named executive officer based on the established target total incentive pool, the incentive plan framework and weighted metrics, and 2016 performance. The committee also relied on guidance from FW Cook, its independent compensation consultant, in determining the funding level of the total incentive pool and the mix of cash and long-term incentives provided from the pool to each named executive officer.

Market Compensation Data

During 2016, FW Cook provided competitive market data to the committee, including a target total incentive pool with competitive range information above and below the market median.

The market median and market competitive ranges provided by FW Cook are based primarily on proxy disclosures for the competitive peer group shown below. Market data is also supplemented from time to time based on published survey data from third-party data providers such as McLagan and Mercer. The competitive peer group is evaluated by the committee on an annual basis taking into account the advice of its compensation consultant to confirm they are appropriate given our size, type and mix of business, and the industries we compete in for executive talent.

Ameriprise Financial is a leader in each of our core businesses: Advice & Wealth Management; Asset Management; and Protection and Annuities. There is no single company that is comparable to us in every respect. The peer group used for 2016 was reviewed and updated by the committee in February 2016.

Genworth Financial was removed from the peer group. Considering advice from FW Cook, the committee believes this change reflects the evolving business of Ameriprise, as well as changes within the industry. This change also helps keep our size, type, and mix of businesses comparable to those of the collective peer group. Prior to this revision, the peer group had not changed since 2014.

Collectively, the competitive market data provides an important reference point and market check for the committee in determining how to position pay, and is an important input to the consultant's determination of market median and ranges above and below market median.

Asset Management	Advice & Wealth Management	Protection and Annuities

Affiliated Managers Group	Bank of New York Mellon	Hartford Financial

BlackRock	Northern Trust	Lincoln National

Franklin Resources Inc.	PNC Financial	MetLife

Invesco	Schwab (Charles)	Principal Financial

T. Rowe Price	State Street	Prudential Financial

Unum Group

The peer group is one of a number of analytical tools and reference points used by the committee. The committee also reviews and considers historical compensation levels for the executive officer and guidance provided by the committee's compensation consultant. Depending upon the Company's financial results and strategic and business accomplishments and the officer's individual performance, a named executive officer's total direct compensation may be below, at, or above the median of the market range for the officer's position.

Risk and Incentive Compensation

The Compensation and Benefits Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. Management, including representatives from each of our material businesses, as well as our human resources, finance, internal audit and legal departments, conducted the annual internal review of our executive and non-executive incentive compensation programs, policies and practices. Among other factors, the team reviewed and discussed: the various design features and characteristics of Company-wide compensation policies and programs as well as those at the business unit level; the performance metrics at the Company and business unit levels; and approval mechanisms of all incentive programs for all employees. The team's objective was to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. The results of this assessment are shared with the Compensation and Benefits Committee each year.

Based on this assessment and after discussion with management and the committee's independent compensation consultant, for 2016, the committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee reached this conclusion after considering a number of features of our incentive compensation structure that are designed to mitigate risk, including but not limited to:

•
We use different types of compensation vehicles that provide a balance of long- and short-term incentives and of fixed and variable features, with an emphasis on long-term performance (except for certain sales and sales management positions, whose competitive pay framework is more heavily short-term and where business controls are present to moderate risk);

•
We set performance goals that we believe are appropriate in light of past performance and market conditions;

•
Our budgeting and internal controls and procedures are sufficient to prevent the manipulation of performance results to enhance payments under incentive compensation arrangements;

•
We have stock ownership and retention guidelines for our senior leaders that call for significant stock ownership and align the interests of our senior leaders with the long-term interests of our shareholders;

•
The committee has a clawback policy for all named executive officers and other executive officers, which specifies the circumstances under which the committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted on or after January 1, 2011; and

•
Our chief executive officer retains the discretion to adjust plans (other than those for our named executive officers) throughout the year in response to changing business conditions or unexpected events.

Also for 2016, at the request of the committee and consistent with our annual processes, its independent compensation consultant conducted a risk review and assessment of the Company's executive compensation program in which the named executive officers participate. This is similar to the review described in our prior proxy statements. In completing this review, the consultant considered such factors as: mix of total compensation; weighted performance metrics; equity incentive grant types and design; stock ownership guidelines; clawback policies; and performance assessment processes, among others. The committee determined, taking into account the consultant's review, the discussions with management, and the report provided by management that our executive compensation program includes numerous risk mitigating factors and does not contain features that induce imprudent risk taking.

Other Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the committee considers the tax and accounting consequences of using various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

For the NEOs who are covered employees under Section 162(m) of the Internal Revenue Code, the maximum amount that can be paid to an individual as an annual cash incentive and restricted stock award is limited to a percentage of the pool. There is no minimum funding level for the total incentive pool. Depending upon the committee's assessment of the Company's performance in the context of the year's operating environment, the committee may decide not to fund any components of the total incentive compensation pool for the NEOs.

Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under this accounting standard, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. In the case of such options, we recognize accounting expense even though the executive officer may never realize any value from the options.

Stock Option, Restricted Stock, and Performance Share Unit Grant Practices and Procedures

Grant practices and procedures. The committee has adopted a Long-Term Incentive Awards Policy that details the policies and procedures we use to grant stock options, restricted stock and performance share units. The policy covers, among other topics: who has the authority to make grants; when grants may be made and when they become effective; required documentation; and our policy for making grants when the committee or our chief executive officer is aware of material nonpublic information about us or our securities.

The committee does not consider gains or losses from long-term and equity incentive awards made in prior years, such as stock option exercises and restricted stock vesting, in determining new incentive awards. The committee believes that reducing or limiting current stock option grants, restricted stock awards or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Similarly, the committee does not consider a loss of value in prior equity awards in determining new incentive awards. Our severance and change in control plans, which we discuss in detail beginning on page 63, do not affect the committee's decisions regarding other elements of compensation. Those plans serve very specific purposes that are unrelated to the determination of a named executive officer's total direct compensation for a specific year.

We have posted a copy of our Long-Term Incentive Awards Policy on our website on the Corporate Governance page at ir.ameriprise.com. That site also includes an expected schedule of equity award grant dates for 2017 and will be updated for future years' grant date schedules. If you would like a copy of the policy and the expected schedule of 2017 grant dates, please write to our corporate secretary at the address given on page one of this proxy statement under "General Information." The corporate secretary will send you a copy at no expense to you. The committee adopted the policy in order to document in one place the practices and procedures to be followed in making grants of stock options, restricted stock and performance share units. The committee also wanted to provide the greatest possible transparency and candor to our shareholders concerning our grant practices, particularly with respect to the timing of those grants and our policy for making grants when the committee or our chief executive officer may be aware of material nonpublic information about us or our securities.

Stock Ownership and Retention Guidelines

The committee has established and maintains stock ownership and retention guidelines for our senior leaders to more closely align their interests with the long-term interests of our shareholders. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value for our shareholders. Under the guidelines, executive officers are required to beneficially own shares of our common stock equal in market value to a specified multiple of their salary. In 2014, the multiple for the chairman and CEO was increased from five times to six times base pay. This further strengthens the ownership requirements and represents best practices. For each of the other named executive officers, the stock ownership guideline is three times his salary. As of December 31, 2016, each of the named executive officers met the stock ownership guidelines under the policy, with the exception of Mr. Sweeney who was added to the named executive officers in 2015.

The shares that count towards this ownership guideline include: shares owned directly and shares or phantom stock units held in qualified or nonqualified plans. The shares underlying outstanding stock options and unearned performance shares are not counted as shares owned for the purposes of this ownership guideline. In 2014, the program was also changed so that unvested restricted stock awards made in 2015 and later will no longer be counted as shares owned.

To ensure achievement of the ownership goals, executive officers who have not yet attained the required level of ownership must retain 75% of any restricted stock upon vesting or any stock acquired upon exercise of stock options (net of shares withheld for taxes or exercise costs) until the ownership guideline is attained.

Post-Employment Compensation and Benefits

We do not enter into individual employment, severance or change in control agreements with our named executive officers. Instead, the rights of our named executive officers to post-employment compensation and benefits are covered by our compensation and benefit plans. Under this "plan approach," the post-employment compensation and benefits of our named executive officers are established uniformly and separately from the other compensation elements.

Our use of a plan approach provides many benefits when compared to entering into individual employment agreements with each named executive officer. In most instances, this method ensures consistent terms and provisions and allows us the flexibility to amend or change our practices in response to market trends and best practices. As part of the committee's ongoing review of the Company's programs, the committee's independent consultant reviews our post-employment provisions on an annual basis.

The committee utilizes the flexibility afforded by our plan approach to align our executive compensation programs with recent market trends, emerging executive compensation and corporate governance best practices and to be responsive to the opinions and concerns of our shareholders. We have made a number of reductions to our post-employment benefits for our named executive officers over the past several years, including: reducing the severance multiple, eliminating the gross up on "parachute payments", and adding a "double trigger" for accelerated equity vesting following a change in control of the Company. There were no changes to these programs in 2016.

Under our Senior Executive Severance Plan, severance benefits may become payable only in the event of certain involuntary terminations or if an executive is involuntarily or constructively terminated within two years following a change in control. We offer severance benefits upon certain limited involuntary terminations outside the executive officer's control because we believe that the severance benefits provide income continuity, which results in greater management stability and minimized turnover.

Additionally, we have provisions designed to ensure that executives' interests remain aligned with the interests of shareholders should a change in control occur. We believe that this "double trigger" requirement for qualifying terminations following a change in control maximizes shareholder value because it ensures our named executive officers do not receive an unintended windfall by receiving a severance payment while maintaining their positions following a change in control.

Additional information regarding each element of our post-employment provisions as well as detailed information on these benefits and the value of potential payments that our named executive officers would receive in various scenarios is provided in the section "Potential Payments Upon Termination or Change of Control for Named Executive Officers," beginning on page 63.

The Committee's Consideration of the 2016 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers

In 2016, approximately 96% of the shares voted approved the compensation of our named executive officers for the 2015 performance year. At the time of the 2016 vote, the committee had already approved the design and goals of our executive compensation program for the 2016 performance year. The committee has reviewed and discussed: these voting results; the absence of comments received from shareholders; and the voting results on this proposal at members of our peer group. After its review and discussion, the committee concluded that the 2016 vote affirmed shareholder support of our executive compensation program and the committee's decision-making process. Nevertheless, the committee, with the advice of FW Cook, approved certain changes to the program 2017 that are explained on page 46. The committee believes that these changes will be viewed favorably by our shareholders, based on the feedback provided by some of our institutional shareholders during the engagement effort, which is also described on page 35.

As detailed on page 48 and in the footnotes to the Summary Compensation Table on page 55, the "Total" compensation numbers in the Summary Compensation Table do not represent the total direct compensation earned by the named executive officers for 2016 performance. The reasons are explained in the footnotes and in the Compensation Discussion and Analysis. We urge you to consider these points carefully when reviewing the Summary Compensation Table.

Summary Compensation Table

The following table contains compensation information for our chief executive officer, chief financial officer, and the three other executive officers who were the most highly compensated for the year ended December 31, 2016.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

James M. Cracchiolo	2016	$1,025,000	$0	$1,630,000	$3,260,000	$6,258,000	$1,220,414	$608,761	$16,610,175

Chairman and Chief				$2,608,000

Executive Officer	2015	$1,025,000	$0	$2,337,000	$4,674,000	$8,148,000	$1,298,671	$728,300	$20,670,971

				$2,460,000

	2014	$950,000	$0	$2,180,000	$4,360,000	$11,685,000	$2,064,639	$920,553	$24,455,192

				$2,295,000

Walter S. Berman	2016	$675,000	$0	$535,000	$1,070,000	$2,243,000	$555,663	$182,977	$6,117,640

Executive Vice President				$856,000

and Chief Financial	2015	$675,000	$0	$760,000	$1,520,000	$2,675,000	$629,665	$206,203	$7,265,868

Officer				$800,000

	2014	$650,000	$0	$707,000	$1,414,000	$3,800,000	$628,386	$255,826	$8,202,212

				$747,000

William F. Truscott	2016	$675,000	$0	$451,000	$903,000	$1,764,000	$261,595	$105,337	$4,881,932

Chief Executive Officer,				$722,000

Global Asset Management	2015	$675,000	$0	$740,000	$1,479,000	$2,258,000	$236,964	$144,414	$6,393,378

				$860,000

	2014	$650,000	$0	$707,000	$1,414,000	$3,698,000	$494,934	$216,294	$7,927,228

				$747,000

Colin Moore	2016	$475,000	$0	$469,000	$937,000	$1,912,000	$162,070	$2,950	$4,708,020

Executive Vice President				$750,000

and Global Chief	2015	$475,000	$0	$686,000	$1,373,000	$2,344,000	$191,326	$2,510	$5,986,836

Investment Officer				$915,000

	2014	$425,000	$0	$669,000	$1,338,000	$3,431,000	$245,641	$1,861	$6,838,502

				$728,000

Joseph E. Sweeney(5)	2016	$550,000	$0	$227,000	$454,000	$1,000,000	$215,640	$113,414	$2,923,054

President, Advice & Wealth				$363,000

Management Products	2015	$550,000	$0	$345,000	$690,000	$1,134,000	$228,593	$123,865	$3,434,458

and Service Delivery				$363,000

(1)
The numbers in these columns are not the grant date fair value of restricted stock awards, performance share awards and stock options awarded to the named executive officer for 2016 performance. These amounts represent the grant date fair value of restricted stock awards, performance shares/units, and stock options for 2015 performance, but granted on February 1, 2016. For 2016, there are two amounts listed in the stock awards column. The top number is the restricted stock award granted for 2015. The bottom number is the performance share award/unit granted at target for 2015. The actual number of performance shares/units that will be earned at the vesting date is dependent upon future company performance and can range from 0 to 200% of target.

The Company calculates the grant date fair value of restricted stock awards, performance shares/units and stock options in accordance with the applicable accounting rules. The grant date fair value represents the total compensation expense that the Company will recognize for restricted stock awards and stock options whereas the total compensation expense for performance shares will ultimately be the market value as of the vesting date.

For the grant date fair value of restricted stock awards, we use the closing share price on the grant date which does take into account future dividends to be paid on restricted shares. Those dividends will be the same as those paid to other shareholders.

  For the grant date fair value of performance share awards, we use the closing share price on the grant date which does take into account future dividend equivalents to be paid on performance shares once fully vested and earned. Those dividend equivalents will be the same as those paid to other shareholders over the three-year performance period.

  In order to calculate the grant date fair value of stock options, we use the Black-Scholes option pricing model. For the stock options that were granted on February 1, 2016, we used the following assumptions for purposes of the Black-Scholes option pricing model: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.25%; (iii) an expected stock price volatility of 26.62%; and (iv) a risk-free rate of return of 1.329%.

(2)
This column represents the non-equity incentive plan compensation earned by the named executive officers. For 2016, this number is the cash incentive award that was earned for 2016 performance. For 2015, this number is the cash incentive award that was earned for 2015 performance. For 2014, this number is the cash incentive award that was earned for 2014 performance.

(3)
These amounts represent the changes in pension value for calendar year 2016 under the Company's retirement plans as described in the Pension Benefits Table of this proxy statement, effective December 31 of each fiscal year.

(4)
The 2016 amounts disclosed for All Other Compensation primarily consist of: (i) employer contributions under the 401(k) plan; (ii) the annual executive perquisites allowance, which is $35,000 for Mr. Cracchiolo and $25,000 for each other named executive officer, except Mr. Truscott and Mr. Moore who do not receive this allowance; (iii) a Company matching contribution on voluntary deferrals of the 2016 cash incentive award under the deferred compensation plan that are credited in the form of deferred share units; (iv) the cost of maintaining a Company leased apartment for business travel to Minneapolis (which was $43,887 in 2016 for Mr. Cracchiolo); (v) the incremental cost associated with certain personal use of the aircraft and Company-provided vehicle and driver, as required by the Company's security program (defined below); (vi) club membership fees which are used primarily for business purposes; (vii) Company reimbursement of spousal travel for certain Company events; and (viii) gifts provided in conjunction with Company events. As a part of the CEO security program approved by the Compensation and Benefits Committee, the Company provided Mr. Cracchiolo with the following: security system monitoring for his personal residences; use of a car and driver for business and commuting purposes; use of our corporate aircraft by Mr. Cracchiolo and others for business and personal travel.

For purposes of calculating the 2016 incremental cost for use of the car and driver, a per mile rate was determined using vehicle maintenance, fuel, and toll expenses and applying the calculated rate to all miles associated with commuting or personal use. The Company used the following methodology for determining the incremental cost for personal usage of the corporate aircraft: (a) when used solely for personal travel, an hourly flight rate (that considers fuel, maintenance and miscellaneous flight costs) plus any direct expense associated with in-flight catering is applied; and (b) when others accompany executives during regular business travel, the incremental cost reflects those direct expenses associated with in-flight catering only. For purposes of calculating the incremental cost of the personal use of corporate aircraft during 2016, the following per flight hourly costs were used, rounded to the nearest dollar: $5,040 or $4,747, depending upon the aircraft used.

The following table shows the breakout of the major categories of All Other Compensation for the year ended December 31, 2016.

Name)	Company Contributions to the 401(k)	Matching Contributions to Deferred Compensation Plan	Annual Cash Perquisites Allowance	Personal Use of Corporate Aircraft

James M. Cracchiolo	$13,250	$312,900	$35,000	$144,962

Walter S. Berman	$13,250	$112,150	$25,000	$5,022

William F. Truscott	$13,250	$88,200	$0	$0

Colin Moore	$0	$0	$0	$0

Joseph E. Sweeney	$13,250	$50,000	$25,000	$850

(5)
Mr. Sweeney was not a named executive officer for the 2014 performance year. We are only required under the proxy disclosure rules to include his compensation for 2015 and 2016.

Grants of Plan-Based Awards in 2016

The table below shows the long-term incentive and equity awards made to our named executive officers in 2016. These awards were based on 2015 performance and funded from the 2015 total incentive pool. Stock options will not have value unless there is an increase in share price above the option exercise price. Performance share and cash awards will not have value unless minimum performance results are achieved.

		Estimated Future Payouts Under Equity Incentive Plan Awards and Performance Awards(1)			All Other Stock Awards (# of shares	All Other Option Awards (# of securities	Exercise or Base Price of Option	Grant Date

	Grant Date	Threshold	Target (#)	Maximum (#)	of Stock or Units)(2)	Underlying Options)(3)	Awards ($/share)(4)	Fair Value of Awards ($)(5)

James M. Cracchiolo	02/1/2016	NA	29,707	59,414				$2,608,000

					18,567			$1,630,000

						191,808	$87.79	$3,260,000

Walter S. Berman	02/1/2016	NA	9,750	19,500				$856,000

					6,094			$535,000

						62,955	$87.79	$1,070,000

William F. Truscott	02/1/2016	NA	8,224	16,448				$722,000

					5,137			$451,000

						53,129	$87.79	$903,000

Colin Moore	02/1/2016	NA	8,543	17,086				$750,000

					5,342			$469,000

						55,130	$87.79	$937,000

Joseph E. Sweeney	02/1/2016	NA	4,134	8,268				$363,000

					2,585			$227,000

						26,711	$87.79	$454,000

(1)
This represents the number of performance shares awarded. These awards are scheduled to vest at the end of a three-year performance period and the number of performance shares/units that will be earned will be based on earnings per share growth, average return on equity, and relative total shareholder return performance. The range in payout of performance shares/units is from 0 to 200% of target.

(2)
This represents the number of restricted shares awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(3)
This represents the number of stock options awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(4)
The exercise price is equal to the closing market price of Ameriprise Financial stock on the grant date.

(5)
These amounts are the grant date fair value of the stock options, restricted stock awards and performance awards as represented by the total ASC 718 compensation expense that will be recognized for these awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on February 1, 2016 were: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.25%; (iii) an expected stock price volatility of 26.62%; and (iv) a risk-free rate of return of 1.329%.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table contains information regarding outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards(3)							Stock Awards(4)

	Option Grant Date(1)	Number of Securities Underlying Unexercised Option Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Restricted Stock Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Unearned Performance Share Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

James M. Cracchiolo	02/07/2011	176,343	(2)			$58.7000	02/08/2021	02/07/2014	6,754		$749,289

	02/06/2012	176,830	(2)			$54.3300	02/07/2022	02/07/2014		21,327	$2,366,017

	02/04/2013	166,967	(2)			$65.3100	02/05/2023	02/02/2015	12,100		$1,342,374

	02/07/2014	112,874		56,439		$107.6100	02/07/2024	02/02/2015		19,105	$2,119,509

	02/02/2015	62,019		124,039		$128.7600	02/02/2025	02/01/2016	18,567		$2,059,823

	02/01/2016			191,808		$87.7900	02/01/2026	02/01/2016		29,707	$3,295,695

Walter S. Berman	02/07/2011	15,273	(2)			$58.7000	02/08/2021	02/07/2014	2,190		$242,959

	02/06/2012	57,342	(2)			$54.3300	02/07/2022	02/07/2014		6,941	$770,035

	02/04/2013	54,364	(2)			$65.3100	02/05/2023	02/02/2015	3,935		$436,549

	02/07/2014	36,606		18,304		$107.6100	02/07/2024	02/02/2015		6,213	$689,270

	02/02/2015	20,168		40,338		$128.7600	02/02/2025	02/01/2016	6,094		$676,068

	02/01/2016			62,955		$87.7900	02/01/2026	02/01/2016		9,750	$1,081,665

William F. Truscott	02/07/2011	62,989	(2)			$58.7000	02/08/2021	02/07/2014	2,190		$242,959

	02/06/2012	60,323	(2)			$54.3300	02/07/2022	02/07/2014		6,941	$770,035

	02/04/2013	56,688	(2)			$65.3100	02/05/2023	02/02/2015	3,832		$425,122

	02/07/2014	36,606		18,304		$107.6100	02/07/2024	02/02/2015		6,679	$740,968

	02/02/2015	19,624		39,250		$128.7600	02/02/2025	02/01/2016	5,137		$569,899

	02/01/2016			53,129		$87.7900	02/01/2026	02/01/2016		8,224	$912,371

Colin Moore	05/03/2010	13,195	(2)			$47.5000	05/04/2020	02/07/2014	2,072		$229,868

	02/06/2012	12,239	(2)			$54.3300	02/07/2022	02/07/2014		6,765	$750,509

	02/04/2013	25,428	(2)			$65.3100	02/05/2023	02/02/2015	3,552		$394,059

	02/07/2014	34,638		17,320		$107.6100	02/07/2024	02/02/2015		7,106	$788,340

	02/02/2015	18,218		36,437		$128.7600	02/02/2025	02/01/2016	5,342		$592,641

	02/01/2016			55,130		$87.7900	02/01/2026	02/01/2016		8,543	$947,760

Joseph E. Sweeney	02/07/2011	22,726	(2)			$58.7000	02/08/2021	02/07/2014	991		$109,942

	02/06/2012	22,848	(2)			$54.3300	02/07/2022	02/07/2014		3,159	$350,459

	02/04/2013	24,162	(2)			$65.3100	02/05/2023	02/02/2015	1,786		$198,139

	02/07/2014	16,568		8,285		$107.6100	02/07/2024	02/02/2015		2,819	$312,740

	02/02/2015	9,155		18,311		$128.7600	02/02/2025	02/01/2016	2,585		$286,780

	02/01/2016			26,711		$87.7900	02/01/2026	02/01/2016		4,134	$458,626

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options, restricted stock, and performance share units.

(2)
These stock options are fully vested. The vesting schedule for these stock options was disclosed in the tables from prior proxy statements.

(3)
Stock options vest according to the following:

Option Grant Date	Vesting Schedule	Remaining Vesting Dates

02/07/2014	33.33% vests each year for three years beginning one year from date of grant	02/07/2017

02/02/2015	33.33% vests each year for three years beginning one year from date of grant	02/02/2017, and 02/02/2018

02/01/2016	33.33% vests each year for three years beginning one year from date of grant	02/01/2017, 02/01/2018, and 02/01/2019

(4)
Restricted stock vests according to the following:

Restricted Stock Grant Date	Vesting Schedule	Remaining Vesting Dates

02/07/2014	33.33% vests each year for three years beginning one year from date of grant	02/07/2017

02/02/2015	33.33% vests each year for three years beginning one year from date of grant	02/02/2017, and 02/02/2018

02/01/2016	33.33% vests each year for three years beginning one year from date of grant	02/01/2017, 02/01/2018, and 02/01/2019

(5)
Performance share units cliff vest following the end of the three-year performance period (e.g., the performance share units granted in 2016 will vest on the payout date in February 2019), and are subject to the achievement of the established performance measures. Payouts may range from 0% to 200% of target.

(6)
The market value of restricted stock and performance share units is based on a market closing price on the NYSE of $110.94 on December 31, 2016.

Option Exercises and Stock Vested in 2016

The following table contains all stock option exercises and vesting events of restricted stock awards and performance share units for all named executive officers during fiscal year 2016.

	Option Awards		Stock Awards				Performance Share Units

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of RSAs Acquired on Vesting (#)		Value Realized on Vesting ($)(5)		Number of RSAs Acquired on Vesting (#)		Value Realized on Vesting ($)(5)

James M. Cracchiolo			6,050	(1)	$507,837	(i)	66,022	(4)	$5,465,961	(iii)

			7,704	(2)	$658,461	(ii)

			6,752	(3)	$558,998	(iv)

Walter S. Berman			1,967	(1)	$165,110	(i)	21,496	(4)	$1,779,654	(iii)

			2,508	(2)	$214,359	(ii)

			2,190	(3)	$181,310	(iv)

William F. Truscott			1,915	(1)	$160,745	(i)	22,416	(4)	$1,855,821	(iii)

			2,615	(2)	$223,504	(ii)

			2,190	(3)	$181,310	(iv)

Colin Moore			1,775	(1)	$148,994	(i)

			2,641	(2)	$225,726	(ii)

			2,072	(3)	$171,541	(iv)

Joseph E. Sweeney			893	(1)	$74,958	(i)	9,554	(4)	$790,976	(iii)

			1,116	(2)	$95,385	(ii)

			991	(3)	$82,045	(iv)

(1)
On 02/2/2016, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 6,050 shares vested, 2,987 of these shares were withheld to cover taxes, and a net of 3,063 shares were delivered.

For Mr. Berman: a total of 1,967 shares vested, 969 of these shares were withheld to cover taxes, and a net of 998 shares were delivered.

For Mr. Truscott: a total of 1,915 shares vested, 864 of these shares were withheld to cover taxes, and a net of 1,051 shares were delivered.

For Mr. Moore: a total of 1,775 shares vested, 794 of these shares were withheld to cover taxes, and a net of 981 shares were delivered.

For Mr. Sweeney: a total of 893 shares vested, 409 of these shares were withheld to cover taxes, and a net of 484 shares were delivered.

(2)
On 02/4/2016, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 7,704 shares vested, 3,875 of these shares were withheld to cover taxes, and a net of 3,829 shares were delivered.

For Mr. Berman: a total of 2,508 shares vested, 1,235 of these shares were withheld to cover taxes, and a net of 1,273 shares were delivered.

For Mr. Truscott: a total of 2,615 shares vested, 1,184 of these shares were withheld to cover taxes, and a net of 1,431 shares were delivered.

For Mr. Moore: a total of 2,641 shares vested, 1,181 of these shares were withheld to cover taxes, and a net of 1,460 shares were delivered.

For Mr. Sweeney: a total of 1,116 shares vested, 552 of these shares were withheld to cover taxes, and a net of 564 shares were delivered.

(3)
On 02/7/2016, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 6,752 shares vested, 3,205 of these shares were withheld to cover taxes, and a net of 3,547 shares were delivered.

For Mr. Berman: a total of 2,190 shares vested, 1,078 of these shares were withheld to cover taxes, and a net of 1,112 shares were delivered.

For Mr. Truscott: a total of 2,190 shares vested, 979 of these shares were withheld to cover taxes, and a net of 1,211 shares were delivered.

For Mr. Moore: a total of 2,072 shares vested, 927 of these shares were withheld to cover taxes, and a net of 1,145 shares were delivered.

For Mr. Sweeney: a total of 991 shares vested, 475 of these shares were withheld to cover taxes, and a net of 516 shares were delivered.

(4)
On 02/5/2016, the following performance share awards vested:

For Mr. Cracchiolo: a total of 66,022 shares vested, 34,233 of these shares were withheld to cover taxes, and a net of 31,789 shares were delivered.

For Mr. Berman: a total of 21,496 shares vested, 11,086 of these shares were withheld to cover taxes, and a net of 10,410 shares were delivered.

For Mr. Truscott: a total of 22,416 shares vested, 10,640 of these shares were withheld to cover taxes, and a net of 11,776 shares were delivered.

For Mr. Sweeney: a total of 9,554 shares vested, 4,794 of these shares were withheld to cover taxes, and a net of 4,760 shares were delivered.

Mr. Moore did not participate in the performance share plan at the time these awards were granted.

(5)
The value realized on vesting for restricted stock and performance share awards was based on the market closing price of an Ameriprise share on the date of vesting.

(i) For 02/2/2016, the market closing price was $83.94 per share.

(ii) For 02/4/2016, the market closing price was $85.47 per share.

(iii) For 02/5/2016, the market closing price was $82.79 per share.

(iv) For 02/7/2016, the market closing price was $82.79 per share.

Non-Qualified Deferred Compensation for 2016

This table provides information about the Ameriprise Financial Deferred Compensation Plan. A named executive officer may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable in cash. All named executive officers except for Mr. Moore elected to participate in the plan for the 2016 performance year.

The amounts shown in the column "Executive Contributions" come from a deferral of the named executive officer's cash incentive award. If the named executive officer had not chosen to defer these amounts, we would have paid these amounts in cash. The amounts shown in this column are part of the dollar amount shown in the Summary Compensation Table on page 54, in the column "Non-Equity Incentive Plan Compensation" for 2016. The amount shown in the column "Executive Contributions" is not an additional award to the named executive officer.

	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year(4)	Aggregate Balance as of December 31, 2016(5)

James M. Cracchiolo	$1,251,600	$312,900	$3,195,485	$0	$35,896,249

Walter S. Berman	$448,600	$112,150	$794,608	$193,186	$10,278,095

William F. Truscott	$352,800	$88,200	$163,881	$771,945	$3,386,300

Colin Moore	$0	$0	$0	$0	$0

Joseph E. Sweeney	$200,000	$50,000	$72,628	$328,986	$1,650,649

(1)
These amounts are included in the Summary Compensation Table on page 54 in the column captioned "Non-Equity Incentive Compensation Plan Compensation" for 2016. These deferrals will not be credited to deferral accounts until after December 31, 2016 and therefore are not included in the column "Aggregate Balance as of December 31, 2016."

(2)
These amounts are included in the Summary Compensation Table on page 54 in the column labeled "All Other Compensation." Executives received a 25% Company matching contribution on deferrals of 2016 cash incentive awards (deferrals eligible for matching contributions are limited to 20% of such awards). The Company matching contributions are notionally credited to the Ameriprise Common Stock Fund, which tracks the performance of Ameriprise Financial common stock and are subject to a three-year cliff vesting period. The Company matching contributions are not credited to deferral accounts until after December 31, 2016, and therefore are not included in the column "Aggregate Balance as of December 31, 2016."

(3)
These amounts represent the change in market value on amounts previously deferred under the Deferred Compensation Plan, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2016. Participants are able to allocate their deferrals among a number of investment options that track the performance of select Columbia Threadneedle mutual funds, Ameriprise Financial common stock and the Moody's Corporate Bond Yield Index. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.

(4)
These amounts represent distributions received in 2016 from compensation previously deferred by participants and related vested company matching contributions. Under the Deferred Compensation Plan, participants make an irrevocable election to have deferrals distributed in a lump sum or installments at a future date or following their termination of employment.

(5)
These numbers include amounts previously reported as compensation in Summary Compensation Tables for previous years for Messrs. Cracchiolo ($20,157,258); Berman ($7,202,513); Truscott ($5,508,048); and Sweeney ($283,500). The amounts shown in the table above for Messrs. Cracchiolo, Berman, Truscott and Sweeney include amounts that they deferred prior to our spin-off from American Express Company as a public company on September 30, 2005. As a result, those amounts have not been previously reported as compensation in a Summary Compensation Table included in one of our annual meeting proxy statements. Each aggregate balance reflects the deduction of an $80 annual administrative fee.

Pension Benefits in 2016

The following table presents information about the participation of our named executive officers in our retirement programs. Assumptions used for purposes of valuation are included in the footnotes.

	Plan	Number of Years Credited Service	Present Value of Accumulated Benefits(1)	Payments Made During Fiscal 2016

James M. Cracchiolo	Retirement Plan	34	$697,419	$0

	Supplemental Retirement Plan	34	$11,547,837	$0

	Total	34	$12,245,256	$0

Walter S. Berman	Retirement Plan	48	$537,653	$0

	Supplemental Retirement Plan	48	$4,028,445	$0

	Total	48	$4,566,098	$0

William F. Truscott	Retirement Plan	15	$230,074	$0

	Supplemental Retirement Plan	15	$2,759,069	$0

	Total	15	$2,989,143	$0

Colin Moore	Retirement Plan	14	$86,037	$0

	Supplemental Retirement Plan	14	$1,035,819	$0

	Total	14	$1,121,856	$0

Joseph E. Sweeney	Retirement Plan	33	$564,538	$0

	Supplemental Retirement Plan	33	$1,677,345	$0

	Total	33	$2,241,883	$0

(1)
The Ameriprise Financial Retirement Plan is a defined benefit pension plan, commonly referred to as a cash balance plan, which covers eligible employees of the Company. Each payroll period, the Company credits the account of each participating employee with an amount equal to a percentage of such employee's pension eligible pay (generally, base salary and annual cash incentive compensation, subject to the applicable calendar year limit ($260,000 for 2016), but excluding long-term incentive compensation) for that period. The percentage varies with the employee's age and years of service. On March 1, 2010, changes were made to lower the applicable contribution percentages under the plan. The new applicable percentages are based on years of service only and no longer consider an employee's age. Employees who were eligible for the plan on March 1, 2010 will continue to receive the percentage that they were receiving under the "Previous Table" prior to the change, until and if such time the percentage under the "New Table" becomes more favorable.

Previous Table Sum of Age Plus Years of Service	Applicable Percentage

Less than 35	2.50%

35-44	3.25

45-59	4.25

60-74	5.75

75-89	8.00

90 or more	10.00

New Table (effective March 1, 2010) Years of Service	Applicable Percentage

Less than 5	2.50%

5-9	3.25

10-14	4.00

15 and over	5.00

The retirement plan credits participants with interest on their balances. The retirement plan sets the fixed interest rate each year based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2016, the interest rate was 5%.

When an employee retires or terminates employment and is vested, the retirement plan will pay out the cash balance amounts. The retirement plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the retirement plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future.

Employees may choose similar methods of payment for benefits they earned before July 1, 1995. The retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The Ameriprise supplemental retirement plan is a non-qualified pension plan that allows participants to receive retirement plan contributions on pension earnings that exceed applicable limits under the Internal Revenue Code of 1986, as amended. The supplemental retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2016 were $651,019; $537,653; $209,467; $80,244; and $511,226, respectively. The supplemental retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2016 were $10,417,997; $3,917,478; $2,422,255; $933,601; and $1,464,003, respectively. For all of the named executive officers, their retirement plan or supplemental retirement plan balances are fully vested. The December 31, 2016 values shown in the table above for the retirement plan assumes a discount rate of 3.88% and a discount rate of 3.78% for the supplemental retirement plan. The values assume an interest crediting rate of 5.00% and a retirement age of 65, or current age for Mr. Berman, for both the retirement plan and the supplemental retirement plan.

Potential Payments Upon Termination or Change of Control for Named Executive Officers

The tables on the following pages describe the potential termination payments for the named executive officers under various termination of employment scenarios as if they occurred on December 31, 2016. As noted earlier, the Company does not have employment, severance or change in control agreements with any of the named executive officers. Rather, the rights of our executives with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by certain compensation and benefit plans of the Company, the material terms of which are summarized below.

We are providing two sets of tables for each named executive officer to show you what the officer would receive if he no longer worked for the Company. The first table shows the vested plan amounts that the named executive officer would receive if he left the Company for any reason. Any other employee participating in these plans would also receive any vested amounts in these plans if he or she no longer worked for the Company. The second table shows what the named executive officer would receive under various hypothetical situations resulting in a termination of his employment. The second table does not include amounts disclosed in the first table.

Both tables assume that the named executive officer's employment terminated on December 31, 2016. Because the numbers disclosed are calculated as of that date and are subject to other estimates and assumptions, the actual amounts the named executive officer may receive may differ materially from those shown in the tables. Additional information on the calculations for the payouts are outlined in the common set of footnotes to the tables. Unless otherwise specified in the common set of footnotes to the tables, all payments and benefits would be provided by Ameriprise Financial, Inc.

In addition to the amounts disclosed in these tables, the named executive officer would also receive any restricted stock that vested on or before his termination date. The officer would also be able to exercise any vested stock options. For more information, please see the Outstanding Equity Awards at Fiscal Year-End 2016 table on page 57.

Ameriprise Financial Senior Executive Severance Plan. To be eligible for severance benefits under this plan, a named executive officer must be terminated in connection with a workforce reduction, closure, or other similar event. Additionally, an employee who is involuntarily or constructively terminated within two years after a change in control is eligible for severance benefits. The severance amount is based upon a multiple of (i) the named executive officer's annual base compensation plus (ii) the average bonus and incentive amount over the previous three years. The named executive officer also is entitled to the bonus amount that he otherwise would have received for the year in which the termination occurred, pro-rated for the period of employment during that year. During the severance period, medical and dental benefits will continue and we have the right to continue other programs.

The severance amount is payable in installments according to our regular payroll schedule, except that the payments which would be made during the sixth month period following termination will be made in a lump sum on the first payroll period of the seventh month following termination. If the named executive officer is reemployed by us, he must repay any severance amounts paid and forfeit any severance amounts not yet paid to the extent that those amounts relate to the portion of the severance period after the date of reemployment.

In addition, a named executive officer who incurs an involuntary or constructive termination within two years after a change in control will have a credit made to his book reserve account in the Ameriprise Financial Supplemental Retirement Plan as of the date of termination equal to the value of employer contributions that would have been made to the Ameriprise Financial Retirement Plan, the Ameriprise Financial 401(k) Plan, the Ameriprise Financial Supplemental Retirement Plan, or other similar plans during the period for which the employee receives severance payments under this Plan.

A change in control under the Senior Executive Severance Plan generally occurs if an unrelated person or entity acquires at least 30% of the voting power of our securities, an unrelated person or entity acquires at least 50% of the total voting power of our securities and at least 50% of the total fair market value of our equity or assets, or a majority of our Board is replaced during any 12-month period with persons whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election.

A constructive termination occurs if, within two years after a change in control, a named executive officer resigns or otherwise terminates employment without consent for any of the following reasons: (i) a reduction in overall total compensation opportunity; (ii) relocation to a location more than 35 miles from the named executive officer's primary residence and more than 50 miles from the named executive officer's then current work location; or (iii) a significant reduction in the named executive officer's position, title, duties, or responsibilities. To constitute a constructive termination, the named executive officer must provide the Company with a thirty-day period to remedy the situation.

Beginning in 2012, the gross-up provisions for excise taxes were eliminated and replaced with a best net approach, under which a named executive officer will receive reduced severance benefits if it results in a more favorable after-tax benefit for the officer.

Accelerated Vesting of Equity Compensation. We eliminated the "single-trigger" acceleration of unvested incentive compensation upon a change in control for future awards of equity compensation granted on or after January 1, 2013. Instead, the vesting of awards granted on or after January 1, 2013, will only accelerate upon a "double-trigger" (change in control followed by termination for good reason or involuntary termination not for cause within two years).

Annual Cash Incentive Compensation. A pro rata annual cash incentive award may become payable in the event an executive is involuntarily or constructively terminated within two years of a change in control. The pro rata payment of these awards rewards the executive for performance prior to the change in control of his or her performance prior to the change in control transactions.

Detrimental Conduct Agreements. To help protect our competitive position, the named executive officers have signed detrimental conduct agreements. Detrimental conduct includes: working for certain competitors; soliciting our customers or employees; and disclosing confidential information for a period of up to one year after termination of employment. The detrimental conduct agreements include a provision that requires the named executive officers to forfeit or repay the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment if they engage in conduct that is detrimental to us. In addition, the severance and post-employment benefits described above require the named executive officer to sign an agreement that includes a general release and other restrictive covenants, in addition to the detrimental conduct agreement. The detrimental conduct agreement was updated in November 2014 to reflect the current competitive environment and applicable laws. Key provisions of the policy, including the repayment terms, were not changed. The revisions generally provide more details about the noncompete and nonsoliciation provisions, and also address the enforceability in a few states with different employment laws.

James M. Cracchiolo.    The following tables describe the potential termination payments for Mr. Cracchiolo for the various termination of employment scenarios, assuming separation of employment on December 31, 2016. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 58.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$651,019

401(k) Plan	$2,921,682

Supplemental Retirement Plan	$11,015,158

Deferred Compensation Plan	$35,896,249

Total	$50,484,108

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$19,444,000	$29,166,000	$0	$0

Payment of annual cash incentive award(3)	$6,258,000	$0	$6,258,000	$9,916,500	$6,258,000	$6,258,000

Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$4,877,588	$4,877,588	$4,877,588

Accelerated vesting of stock options(4)	$0	$0	$0	$4,628,297	$4,628,297	$4,628,297

Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$4,151,486	$4,151,486	$4,151,486

Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$2,373,780	$0	$0

Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0

Continued participation in health and welfare benefits(7)	$0	$0	$25,490	$38,235	$0	$0

Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,500,000

Present value of disability benefits(9)	$0	$0	$0	$0	$1,242,628	$0

Total	$6,258,000	$0	$25,727,490	$55,151,886	$21,157,999	$22,415,371

Walter S. Berman.    The following tables describe the potential termination payments for Mr. Berman for the various termination of employment scenarios, assuming separation of employment on December 31, 2016. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 58.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$537,653

401(k) Plan	$655,260

Supplemental Retirement Plan	$4,016,550

Deferred Compensation Plan	$10,278,095

Total	$15,487,558

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$5,371,500	$10,743,000	$0	$0

Payment of annual cash incentive award(3)	$2,243,000	$0	$2,243,000	$3,237,500	$2,243,000	$2,243,000

Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,590,103	$1,590,103	$1,590,103

Accelerated vesting of stock options(4)	$0	$0	$0	$1,518,361	$1,518,361	$1,518,361

Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,355,576	$1,355,576	$1,355,576

Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$1,114,800	$0	$0

Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0

Continued participation in health and welfare benefits(7)	$0	$0	$18,684	$37,369	$0	$0

Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$675,000

Present value of disability benefits(9)	$0	$0	$0	$0	$0	$0

Total	$2,243,000	$0	$7,633,184	$19,596,709	$6,707,040	$7,382,040

William F. Truscott.    The following tables describe the potential termination payments for Mr. Truscott for the various termination of employment scenarios, assuming separation of employment on December 31, 2016. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 58.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$209,467

401(k) Plan	$756,335

Supplemental Retirement Plan	$2,599,041

Deferred Compensation Plan	$3,386,300

Total	$6,951,143

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$4,872,500	$9,745,000	$0	$0

Payment of annual cash incentive award(3)	$1,764,000	$0	$1,764,000	$2,978,000	$1,764,000	$1,764,000

Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,568,137	$1,568,137	$1,568,137

Accelerated vesting of stock options(4)	$0	$0	$0	$1,290,889	$1,290,889	$1,290,889

Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,237,979	$1,237,979	$1,237,979

Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$527,750	$0	$0

Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0

Continued participation in health and welfare benefits(7)	$0	$0	$33,715	$67,429	$0	$0

Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$675,000

Present value of disability benefits(9)	$0	$0	$0	$0	$1,543,755	$0

Total	$1,764,000	$0	$6,670,215	$17,415,184	$7,404,760	$6,536,005

Colin Moore.    The following tables describe the potential termination payments for Mr. Moore for the various termination of employment scenarios, assuming separation of employment on December 31, 2016. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 58.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$80,244

401(k) Plan	$0

Supplemental Retirement Plan	$933,601

Deferred Compensation Plan	$0

Total	$1,013,845

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$4,556,000	$6,074,667	$0	$0

Payment of annual cash incentive award(3)	$1,912,000	$0	$1,912,000	$2,887,500	$1,912,000	$1,912,000

Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$1,591,989	$1,591,989	$1,591,989

Accelerated vesting of stock options(4)	$0	$0	$0	$1,333,935	$1,333,935	$1,333,935

Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$1,216,568	$1,216,568	$1,216,568

Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$303,733	$0	$0

Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0

Continued participation in health and welfare benefits(7)	$0	$0	$22,346	$29,794	$0	$0

Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$2,375,000

Present value of disability benefits(9)	$0	$0	$0	$0	$1,254,378	$0

Total	$1,912,000	$0	$6,490,346	$13,438,186	$7,308,870	$8,429,492

Joseph E. Sweeney.    The following tables describe the potential termination payments for Mr. Sweeney for the various termination of employment scenarios, assuming separation of employment on December 31, 2016. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 58.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$511,226

401(k) Plan	$1,311,308

Supplemental Retirement Plan	$1,497,678

Deferred Compensation Plan	$1,650,649

Total	$4,970,861

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination following a Change in Control(10)	Termination Due to Disability	Termination Due to Death

Severance benefit(2)	$0	$0	$2,754,000	$5,508,000	$0	$0

Payment of annual cash incentive award(3)	$1,000,000	$0	$1,000,000	$1,429,000	$1,000,000	$1,000,000

Accelerated vesting of long-term performance share unit awards(4)	$0	$0	$0	$711,828	$711,828	$711,828

Accelerated vesting of stock options(4)	$0	$0	$0	$645,949	$645,949	$645,949

Accelerated vesting of restricted stock awards(4)	$0	$0	$0	$594,860	$594,860	$594,860

Continued contributions to supplemental retirement plan(5)	$0	$0	$0	$481,140	$0	$0

Accelerated vesting of deferred compensation plan match(6)	$0	$0	$0	$0	$0	$0

Continued participation in health and welfare benefits(7)	$0	$0	$26,322	$52,645	$0	$0

Payout of life insurance benefits(8)	$0	$0	$0	$0	$0	$550,000

Present value of disability benefits(9)	$0	$0	$0	$0	$1,601,109	$0

Total	$1,000,000	$0	$3,780,322	$9,423,422	$4,553,746	$3,502,637

(1)
In the event of termination of employment for any reason, the executive is eligible to receive these vested amounts under the Company's retirement, 401(k), supplemental retirement and deferred compensation plans. The amounts deferred under the Deferred Compensation Plan will also be paid out immediately following a change in control, including any amounts of unvested company match which will become vested upon a change in control.

(2)
Under the Ameriprise Financial Senior Executive Severance Plan, the severance multiples for involuntary not for cause termination unrelated to a change in control were reduced for Mr. Cracchiolo and other executive officers. Beginning in 2012, the severance multiple for Mr. Cracchiolo was reduced from three times the sum of base salary and highest annual cash incentive award received over the previous three years to two times the sum of base salary and the average annual cash incentive award over the previous three years. For the named executive officers other than Mr. Cracchiolo, the severance multiple is one and one-half times the sum of base salary and the average annual cash incentive award over the last three years. For involuntary termination not for cause or constructive termination within two years following a change in control, severance is equal to the following multiples of the sum of base salary plus the average annual cash incentive award received over the previous three years: Mr. Cracchiolo (three times); Messrs. Berman, Truscott and Sweeney (three times); and any new executive officer hired or promoted after March 19, 2008 which includes Mr. Moore (two times). For all participants under the Ameriprise Financial Senior Executive Severance Plan, the severance benefit is payable in biweekly installments, beginning on the seventh month following the executive's termination of employment

  (i.e., following a six-month delay), not exceeding the duration during which the executive is entitled to receive severance benefits under the plan.

(3)
If an executive leaves due to involuntary not for cause termination unrelated to change in control, retirement, death or disability, the amount paid to the executive for their annual cash incentive award for the year in which their termination of employment occurs is prorated to reflect the period of the year that was worked, based on actual performance, and fully discretionary. The hypothetical amount shown in the table is based on the actual cash incentive award earned for 2016 performance. In the event of involuntary termination not for cause within two years of a change of control, the executive will receive the average of the prior two years' annual cash incentive awards in a lump sum following the executive's termination of employment. The hypothetical amount shown in the table is based on the average of the actual cash incentive awards earned for 2014 and 2015.

(4)
In the event of death or disability, vesting accelerates for all outstanding stock options, restricted shares and on a prorated basis for all outstanding performance shares. For all awards, vesting of outstanding stock options, restricted shares, and performance shares is not accelerated solely due to a change in control and also requires an involuntary or good reason termination of employment within two years following the change in control. In such an instance, vesting is accelerated in full for outstanding stock options and restricted shares and on a prorated basis for outstanding performance shares. In the event of retirement, outstanding restricted shares, performance shares, and stock options granted in the year of retirement are forfeited. For awards granted prior to the year of retirement, vesting does not accelerate upon retirement but the awards remain outstanding and continue to vest.

(5)
In the event of involuntary termination not for cause or constructive termination within two years of a change of control, the executive will receive the value of Company contributions that would have been made on his behalf to the Company's retirement, 401(k), and supplemental retirement plans during the severance period. Immediately upon a change in control, the entire value of each executive's account under the supplemental retirement plan will be transferred to a trust established for this purpose. Continued contributions will be credited to the executive's account under the supplemental retirement plan as of the date of the executive's termination of employment. Payment is made from the trust in a lump sum or annual installments based on the executive's distribution election under the supplemental retirement plan.

(6)
In the event of a change of control, death or disability, vesting fully accelerates on the Company match portion of the deferred compensation plan for all participants, and each participant is paid his or her deferred compensation plan balance shortly following the triggering event (i.e., death, disability or change in control). For participants who are retirement eligible (applicable to Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney), the Company match is currently fully vested.

(7)
In the event of involuntary termination not for cause or good reason termination of employment within two years of the change in control, the executive is provided continued participation in the medical, dental and life insurance benefits during the severance period.

(8)
Reflects the life insurance benefit payable for both Company-provided and employee-purchased coverage. All employees including the named executive officers are provided a Company-funded coverage of one times base salary.

(9)
In the event of disability, the executive would be eligible to receive disability income as long as they remained disabled until reaching age 65. The amount shown indicates the present value of potential future disability payments that would be received between December 31, 2016 and the executive reaching age 65, using a 3.88% discount rate.

(10)
Beginning in 2012, named executive officers are no longer eligible to receive a payment from the Company to put the executive in the same after-tax position as if no excise taxes under the Internal Revenue Code Section 280G had been imposed. This excise tax reimbursement and gross up by the Company was eliminated for all executive officers.

Certain Transactions

Related Person Transaction Review Policy

Our Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest. Related persons include: our directors, director nominees and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions include, but are not limited to, the following:

•
materiality of such transaction;

•
benefits of such transaction to us;

•
structure of such transaction;

•
the extent of the related person's interest, benefit or influence in such transaction;

•
whether the terms of such transaction are on an arm's length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us; and

•
whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into.

The Audit Committee of our Board of Directors, as well as the Audit Committee's chairman acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions with Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker- dealer subsidiary Ameriprise Financial Services, Inc. may extend margin loans (except margin loans to acquire the Company's stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance, brokerage and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Transactions with Significant Shareholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant shareholders or their subsidiaries. We do not believe that these transactions are material to our Company.

•
In the usual course of our advice and wealth management business, we provide to BlackRock, Inc. or its affiliates ("BlackRock") distribution services and marketing support in connection with the sale of BlackRock products to our clients. We received approximately $26.9 million in marketing support and related payments from BlackRock in 2016 in connection with these services.

•
In the usual course of our advice and wealth management business, State Street Corporation or its affiliates ("State Street") provides investment models for certain products. We paid approximately $1.6 million in fees to State Street in 2016 in connection with these services

•
In the usual course of our advice and wealth management business, we provide to T. Rowe Price Associates, Inc. or its affiliates ("T. Rowe") distribution services and marketing support in connection with the sale of T. Rowe products, including 529 plans, to our clients. We received approximately $405 thousand in marketing support and related payments from T. Rowe in 2016 in connection with these services.

•
In the usual course of our asset management business, we obtain investment advisory or sub-advisory services from BlackRock. We paid approximately $206 thousand in fees to BlackRock in 2016 in connection with these investment advisory or sub-advisory services.

•
In the usual course of our asset management business, we obtain investment advisory or sub-advisory services from T. Rowe. We paid approximately $781 thousand in fees to T. Rowe in 2016 in connection with these investment advisory or sub-advisory services.

•
In the usual course of our asset management business, Vanguard Group, Inc. (Vanguard) provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $208 thousand in fees to Vanguard in 2016 in connection with these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company's equity securities. As is true at many other public companies, our directors and executive officers have signed powers of attorney delegating the authority to prepare, sign, and file Section 16 reports on their behalf to employees of the Company. With respect to 2016, to the best of our knowledge, all required reports were filed on a timely basis, except as explained in the next paragraph.

The attorney-in-fact responsible for filing Section 16 reports for Mr. Sharpe filed three late reports for four transactions in our stock. Each of these transactions was a purchase of stock effected by a broker in a discretionary account without the knowledge of Mr. Sharpe or the attorney-in-fact. ln total, 180 shares were purchased in these transactions.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business by Shareholders

Under Securities and Exchange Commission Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2018 annual meeting of shareholders, our corporate secretary must receive the proposal at his office by no later than November 17, 2017. Proposals that are mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than November 17, 2017. Under our By-laws, shareholders must submit such proposals to the Company directly and may not authorize anyone else to act as such stockholder's proxy for the purpose of submitting such proposals to the Company on their behalf.

Under our By-Laws, and as the Securities and Exchange Commission rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a written notice to the corporate secretary of the Company at our principal executive offices. Our corporate secretary must receive notice as follows on the date specified:

•
Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days or more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2017 annual meeting is held on schedule, we must receive notice pertaining to the 2018 annual meeting no earlier than December 27, 2017, and no later than January 26, 2018.

•
However, if we hold the annual meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no more than 120 days before the annual meeting date and no later than the later of the 90th day prior to the annual meeting date or ten days after our first public announcement of the annual meeting date.

•
If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

* * *

We have made available on the Internet our 2016 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2016 Form 10-K, excluding certain exhibits, please contact Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474. We will provide a copy without charge.

Please submit your proxy by telephone or Internet or sign, date and return your proxy card or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend the April 26, 2017, meeting. To attend the 2017 annual meeting, you must have been a shareholder as of the record date of February 28, 2017, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. You must print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.

If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page at ir.ameriprise.com.

If you are attending the meeting as a proxy or qualified representative of a shareholder, please bring a form of identification bearing your photograph and written evidence of your authority to act on behalf of the shareholder, bearing the shareholder's signature.

Please note that seating is limited, and admission is on a first-come, first-served basis. No cameras, cellular telephones, pagers, or other electronic or recording devices will be allowed to be used in the meeting room. Anyone attending the annual meeting must observe the rules approved by the Board of Directors, which are printed in the meeting agenda.

By order of the Board of Directors,
THOMAS R. MOORE Vice President, Corporate Secretary and Chief Governance Officer

Appendix –
GAAP to Non-GAAP Reconciliations

($ in millions)	Full Year 2016

Total net revenues	$11,696

Less: Revenue attributable to the CIEs	128

Less: Net realized investment gains	6

Less: Market impact of hedges on investments	3

Less: Market impact on indexed universal life benefits	24

Operating total net revenues	$11,535

($ in millions, except per share amounts)	Full Year 2016	Per Diluted Share Full Year 2016

Net income attributable to Ameriprise Financial	$1,314	$7.81

Less: Net income (loss) attributable to the CIEs	(2)	(0.01)

Add: Integration/restructuring charges(1)	—	—

Add: Market impact on variable annuity guaranteed benefits(1)	216	1.28

Add: Market impact on indexed universal life benefits(1)	(36)	(0.21)

Add: Market impact of hedges on investments(1)	(3)	(0.02)

Add: Net realized investment (gains) losses(1)	(6)	(0.03)

Add: Tax effect of adjustments(2)	(60)	(0.36)

Operating earnings	$1,427	$8.48

(1)
Pretax operating adjustment

(2)
Calculated using the statutory tax rate of 35%.

($ in millions)	Full Year 2016

Net income attributable to Ameriprise Financial	$1,314

Less: Adjustments(1)	(113)

Operating earnings	$1,427

Ameriprise Financial shareholders' equity(2)	$6,877

Less: Accumulated other comprehensive income, net of tax "AOCI"(2)	426

Ameriprise Financial shareholders' equity excluding AOCI(2)	6,451

Less: Equity impacts attributable to the consolidated investment entities(2)	27

Operating equity(2)	$6,424

Return on equity, excluding AOCI	20.4%

Operating return on equity, excluding AOCI(3)	22.2%

(1)
Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 35%.

(2)
Amounts represent the five-point average of quarter-end balances.

(3)
Operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact

A-1

  of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 35%.

($ in millions)	Full Year 2016(1)

Advice & Wealth Management and Asset Management pretax operating earnings	$1,532

Less: Unlocking	—

Advice & Wealth Management and Asset Management pretax operating earnings excluding unlocking	$1,532

Annuities and Protection pretax operating earnings	$505

Less: Unlocking	(235)

Annuities and Protection pretax operating earnings excluding unlocking	$740

Percent pretax operating earnings from Advice & Wealth Management and Asset Management	75%
Percent pretax operating earnings from Annuities and Protection	25%

Percent pretax operating earnings from Advice & Wealth Management and Asset Management excluding unlocking	67%

Percent pretax operating earnings from Annuities and Protection excluding unlocking	33%

(1)
Excludes Corporate & Other segment

($ in millions)	Full Year 2014	Full Year 2015

Net income attributable to Ameriprise Financial	$1,619	$1,562

Less: Loss from discontinued operations, net of tax	(2)	—

Net income from continuing operations attributable to Ameriprise Financial	1,621	1,562

Add: Integration/restructuring charges(1)	—	5

Add: Market impact on variable annuity guaranteed benefits(1)	94	214

Add: Market impact on indexed universal life benefits(1)	6	1

Add: Market impact of hedges on investments(1)	—	21

Add: Net realized investment (gains) losses(1)	(37)	(4)

Add: Tax effect of adjustments(2)	(22)	(83)

Operating earnings	$1,662	$1,716

(1)
Pretax operating adjustment

(2)
Calculated using the statutory tax rate of 35%.

A-2

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2017. AMERIPRISE FINANCIAL, INC. the annual meeting and vote in person, please call 612-678-0106. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E18732-P86555 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: February 28, 2017 Date: April 26, 2017 Time: 11:00 a.m., CT Location: Ameriprise Financial, Inc. 707 Second Avenue South Minneapolis, Minnesota 55474 For information on how to obtain directions to be able to attend

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E18733-P86555 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote Online: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to ir.ameriprise .com. Have the information that is printed in the box marked by the arrow Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Shareholder Meeting Registration: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR each of the following director nominees: 1. Election of Directors The Board of Directors recommends you vote FOR the following proposal: 1a. James M. Cracchiolo 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. 1b. Dianne Neal Blixt The Board of Directors recommends you vote 1 year on the following proposal: 1c. Amy DiGeso 3. To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers. 1d. Lon R. Greenberg 1e. Siri S. Marshall The Board of Directors recommends you vote FOR the following proposal: 1f. Jeffrey Noddle 4. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017. 1g. H. Jay Sarles NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1h. Robert F. Sharpe, Jr. 1i. Christopher J. Williams E18734-P86555 Voting Items

E18735-P86555

VOTE ONLINE Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to ir.ameriprise.com ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs we incur to mail proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials online. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Participants in the 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18717-P86555 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMERIPRISE FINANCIAL, INC. The Board of Directors recommends you vote FOR each of the following director nominees: For ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! 1. Election of Directors 1a. James M. Cracchiolo 1b. Dianne Neal Blixt The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! 2 Years ! 3 Years ! Abstain 1c. Amy DiGeso 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. 1d. Lon R. Greenberg The Board of Directors recommends you vote 1 year on the following proposal: 1 Year ! ! ! ! 3. To approve a nonbinding advisory vote on the frequency of shareholder approval of the compensation of the named executive officers. 1e. Siri S. Marshall 1f. Jeffrey Noddle The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1g. H. Jay Sarles ! ! ! 1h. Robert F. Sharpe, Jr. 4. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017. 1i. Christopher J. Williams NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Note: Please sign as your name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E18718-P86555 AMERIPRISE FINANCIAL, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on Wednesday, April 26, 2017 The undersigned hereby appoints Walter S. Berman, Karen Wilson Thissen and Thomas R. Moore, or any one of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Ameriprise Financial, Inc. headquarters at 707 Second Avenue South, Minneapolis, Minnesota 55474, on Wednesday, April 26, 2017, at 11:00 a.m., Central time, and at any adjournment(s) or postponement(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting for which voting instructions have not been given. The undersigned hereby revokes any proxies submitted previously. To ensure timely receipt of your vote and to help reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card. If you vote online or by telephone, you do NOT need to mail back your proxy card. If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. If you do not mark voting boxes on the reverse side, the shares will be voted as the Board of Directors recommends. Notice to participants in the AMERIPRISE FINANCIAL 401(k) PLAN If you are a participant in the Ameriprise Financial 401(k) Plan, your proxy card includes shares credited to your Plan account. To allow sufficient time for the Ameriprise Financial 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on April 23, 2017. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other Plan participants who did vote. Continued and to be signed on reverse side V.1.1